EXHIBIT 10.1

LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES

AND FIXTURE FILING

DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS

AND FIXTURE FILING

DEED OF TRUST AND SECURITY AGREEMENT – Page i

47.	Notices	53
48.	Release	54
49.	Applicable Law	55
50.	Tenancy at Will	55
51.	Substitution of Trustee	55
52.	Indemnification of Trustee	55
53.	Other	55
54.	Invalidity	55
55.	Captions	56
56.	Modifications	56
57.	Bind and Inure	56
58.	Replacement of Note	56
59.	Time of the Essence	56
60.	Business Day	56
61.	[Omitted]	57
62.	Authority of Beneficiary	57
63.	Waivers of Operating Tenant	57
64.	Obligor’s Financial Condition	62

EXHIBIT A - Legal Description

DEED OF TRUST AND SECURITY AGREEMENT – Page ii

AFTER RECORDING, RETURN TO:

Michael Williamson

Buchalter Nemer Fields & Younger

601 South Figueroa Street, Suite 2400

Los Angeles, CA 90017-5704

LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES

AND FIXTURE FILING

STATE OF CALIFORNIA	§

§

COUNTY OF RIVERSIDE	§

THIS LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING (this “Deed of Trust”) is made as of the 14th day of July, 2005 by HH PALM SPRINGS LLC, a Delaware limited liability company and having its principal place of business at c/o Highland Hospitality Corporation, 8405 Greensboro Drive, Suite 500, McLean, Virginia 22102 (“Borrower”) and HHC TRS OP LLC, a Delaware limited liability company, having its principal place of business at c/o Hospitality Corporation, 8405 Greensboro Drive, Suite 500, McLean, Virginia 22102 (“Operating Tenant” and, together with Borrower, collectively referred to herein as “Trustor”), to COMMONWEALTH LAND TITLE COMPANY, subject to substitution as provided in Section 51 (herein referred to as “Trustee”), in favor of CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, having its principal place of business at c/o CIGNA Realty Investors, 280 Trumbull Street, Hartford, Connecticut 06103, Attention: Debt Asset Management, H-11G (hereinafter referred to as “Beneficiary”).

W I T N E S S E T H:

THAT, Trustor is the owner of the leasehold interest in that certain Sublease (Hotels I – XI) between City of Palm Springs, a municipal corporation (the “City”), as sublandlord, and Trustor, successor by assignment to AP/APH Palm Springs, L.P., a Delaware limited partnership (successor in interest to the Community Redevelopment Agency of the City of Palm Springs, California) (“AP/APH”), as subtenant, dated December 31, 1984, a memorandum of which was recorded December 30, 1985 as Instrument No. 293742, of Official Records of Riverside County, California, as modified by an instrument recorded December 20, 1993 as

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Instrument No. 504374, of Official Records of Riverside County, California, as the subtenant’s interest under the lease was assigned to AP/APH by assignment recorded November 9, 1998 as Instrument No. 487612, of Official Records of Riverside County, as modified by an amendment November 9, 1998 as Instrument No. 487613, of Official Records. (as amended, assigned and supplemented, the “Sublease”).

THAT, the Sublease is a sublease of that certain Business Lease No. PSL-315 dated February 28, 1984 between the individuals named therein, as lessor, and the City, as lessee (as amended and supplemented, the “Master Lease”).

THAT, to secure (i) payment to Beneficiary of the principal indebtedness of Thirty-Seven Million Fifty Thousand and No/100 Dollars ($37,050,000.00), together with interest thereon (the “Loan”), as evidenced by that certain Promissory Note of even date herewith in the original principal amount of Thirty-Seven Million Fifty Thousand and No/100 Dollars ($37,050,000.00) from Borrower, payable to Beneficiary (the “Note”), and any renewals, extensions or modifications thereof (including, without limitation, any modification increasing the Interest Rate (defined in the Note), the principal amount, the monthly payments or extending the maturity date) with the final payment of the entire outstanding balance of the Note being due and payable on July 1, 2012, in and by which Note the Trustor promises to pay the said principal indebtedness and interest at the rate and in installments as provided in the Note, (ii) the performance of the covenants herein contained and the payment of any monies expended by Beneficiary in connection therewith, (iii) the payment of all obligations and the performance of all covenants of Trustor under any other loan documents, agreements or instruments between Trustor and Beneficiary given in connection with or related to this Deed of Trust or the Note and (iv) any and all additional advances made by Beneficiary to protect or preserve the Security (hereinafter defined) or the security interest created hereby on the Security, or for taxes, assessments, or insurance premiums as hereinafter provided or for performance of any of Trustor’s obligations hereunder or for any other purpose provided herein (whether or not the original Trustor remains the owner of the Security at the time of such advances) (all of the aforesaid indebtedness and obligations being herein called the “Indebtedness”, and all of the documents, agreements and instruments now or hereafter evidencing or securing the repayment of, or otherwise pertaining to, the Indebtedness being herein collectively called the “Loan Documents”), Trustor does hereby mortgage, grant, bargain, sell, assign, pledge, transfer, and convey unto Trustee and to Trustee’s successors and assigns, in trust, with power

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of sale and right of entry and possession forever, all of the following described land, improvements real and personal property, rents and leases, and all of its estate, right, title and interest therein and thereto (hereinafter collectively called the “Security”).

The real property described in Exhibit A attached hereto and made a part hereof, situated, lying and being in the City of Palm Springs, County of Riverside and State of California (the “Land”);

TOGETHER with all buildings and other improvements now or hereafter located on the Land or any part thereof including but not limited to, all extensions, betterments, renewals, renovations, substitutes and replacements of, and all additions and appurtenances to the Security (the “Improvements”);

TOGETHER with all of the right, title and interest, if any, of Trustor in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Land to the center lines thereof;

TOGETHER with (to the extent assignable) all of the right, title and interest, if any, that Trustor may have in the right to use, in connection with the operation of the Security, the name “Wyndham” and any other name similar thereto, and any other licenses, trademarks, service marks or trade names, and good will associated therewith, used in connection with the Security;

TOGETHER with all easements now or hereafter located on or appurtenant to the Land and/or Improvements or under or above the same or any part thereof, rights-of-way, licenses, permits, approvals, and privileges, belonging or in any way appertaining to the Land and/or Improvements including without limitation (i) any drainage ponds or other like drainage areas not located on the Land which may be required for water run-off, (ii) any easements necessary to obtain access from the Land to such drainage areas, or to any other location to which Trustor has a right to drain water or sewage, (iii) any land required to be maintained as undeveloped land by the zoning rules and regulations applicable to the Real Property, and (iv) any easements and agreements which are or may be established to allow inter alia, parking (whether on-site or off-site), satisfactory ingress to, egress from and operation of the Real Property, and any other easement agreement or covenant or benefit as to land use (collectively, the “Easement Agreements”);

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TOGETHER with any and all awards heretofore made and hereafter to be made by any municipal or other governmental authorities to the present and all subsequent owners of the Security for the taking of all or any portion of the Security by power of eminent domain, including, without limitation, awards for damage to the remainder of the Security and any awards for any change or changes of grade of streets affecting the Security, which said awards are hereby assigned to Beneficiary, and Beneficiary, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts and acquittances therefore, and, subject to the terms hereof, to apply the same toward the payment of the Indebtedness, notwithstanding the fact that such amount may not then be due and payable; and Trustor hereby covenants and agrees to and with Beneficiary, upon request by Beneficiary, to make, execute and deliver, at Trustor’s expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid awards to or for the benefit of Beneficiary, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever (all of the foregoing Land, Improvements, rights, easements, rights-of-way, licenses, privileges, and awards, collectively, the “Real Property”);

TOGETHER with all proceeds, insurance or otherwise, paid for the damage done to any of the Security and all proceeds of the conversion, voluntarily or involuntarily, of any of the Security into cash or liquidated claims;

TOGETHER with all fixtures, machinery, equipment, furniture, goods, and every other article of personal property, tangible and intangible, now or hereafter attached to or used in connection with the Real Property, or placed on any part thereof and whether or not attached thereto, appertaining or adapted to the use, management, operation or improvement of the Real Property, insofar as the same and any reversionary right thereto may now or hereafter be owned or acquired by Trustor, including, but without limitation all goods, supplies, equipment, appliances, implements, furniture, furnishings, fixtures, machinery, inventory and construction materials and all personal property used in the operation of a hotel on the Real Property, including, without limiting the generality of the foregoing, all hotel furniture, furnishings and equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevator, escalator, air conditioning and communication plants or systems with appurtenant fixtures; vacuum

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cleaning systems; call systems; sprinkler systems and other fire prevention and extinguishing apparatus and materials; all telephone, computer and other electronic equipment and appurtenances thereto, including any software owned by Trustor and necessary for the operation of the Security (except to the extent the transfer thereof would cause a material breach of any licensing agreement in connection therewith) but expressly excluding software that is owned by or licensed to the Manager under the Management Agreement (as such terms are defined below); and all other machinery, pipes, poles, appliances, equipment, wiring, fittings, panels and fixtures; and any proceeds therefrom, any replacements thereof or additions or accessions thereto; curtains, draperies, hangings, televisions, radios, phonographs and stereo equipment, pianos, organs, paintings, pictures, frames, sculptures, mirrors, lamps, bric-a-brac, vases, ornaments, carpets, rugs, beds, springs, mattresses, bedding, pillows, blankets, comforters, spreads, bed linens, vanities, secretaries, bureaus, chiffonniers, chests, love seats, benches, night stands, costumers, smoking stands, sand jars, statuary, china, glassware, table linens, towels, bath mats, shower curtains, hollowware, flatware, cutlery, cooking, baking, and other kitchen utensils and apparatus, crockery, kettles, pots, pans, pails, toasters, mixers, trays, racks, electric irons and apparatus, bathroom furniture and furnishings, hamperettes, cash registers, typewriters, typewriter stands, adding machines, calculators, comptometers, multilith machines, addressographs, graphotypes, time stamps, time recorders, posting machines, bookkeeping machines, checking machines, payroll machines, computer reservation systems, accounting and other computer software, and other office and accounting equipment, drills, presses, planers, saws, and other tools, scales, uniforms, and all other tangible personal property used or to be used or placed or to be placed in the rooms, halls, lounges, offices, lobbies, lavatories, basements, cellars, vaults and other portions of said Real Property or any building or buildings hereafter constructed or erected thereon, whether herein enumerated or not, and whether or not contained in any such building, and which are used or useful in the operation and maintenance thereof, or in the business conducted therein, including the operation of any restaurants on the Real Property by or on behalf of Trustor, including but not limited to all restaurant furnishings and equipment, foodstuffs, and beverages, including (to the extent assignable or transferable) wine and other alcoholic beverages owned by Trustor, and all replacements and substitutions for all personal property from time to time be located, placed, installed or used in or upon, or procured for use, or useful in connection with the operation of the whole, or any useful part of, the Real Property (the foregoing items of furniture, furnishings, fixtures and equipment collectively are referred to as “FF&E”); provided, however, FF&E shall not include any of the foregoing items which are owned by parties other than Trustor including,

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but not limited to, any tenants of the Real Property or the operator under any management agreement; and all building materials, supplies and other property delivered to the Real Property for incorporation into the Improvements thereon, all of which, to the extent permitted by law, are declared to be a part of the realty and covered by the lien hereof, but said lien shall not cover any fixture, machinery, equipment or article of personal property which is owned by a tenant, provided said fixture, machinery, equipment or article of personal property is not permanently affixed to the realty and may be removed without material damage thereto and is not a replacement of any item which shall have been subject to the lien hereof, but said lien shall include any other fixture, machinery, equipment or article of personal property so incorporated into the Improvements so as to constitute realty under applicable law, whether or not owned by the Trustor;

TOGETHER with all of Trustor’s books of account and records relating to the Security, including, without limitation, all information stored on computers and software to the extent relating thereto;

TOGETHER with all (i) contracts, agreements, assignable permits and licenses, including occupancy permits, business licenses and liquor licenses, warranties and representations relating to or governing the use, occupancy, operation, management, hotel group, name or chain affiliation and/or guest reservation system, repair or service of the Real Property, (ii) all agreements with credit card issuers, sponsors or administrators, (iii) all rights to payment for the rental of guest rooms, banquet rooms, retail premises and other facilities on the Real Property, (iv) all rights to payment from any credit/charge card organization or entity such as or similar to, and including, without limitation, the organizations or entities which sponsor and administer the American Express Card, the Discovery Card, the Visa Card, the Carte Blanche Card, the Diners Club card and the MasterCard; and (v) all leases, occupancy agreements, registration and concession agreements, and commitments to provide rooms or facilities in the future to the extent that they are not solely interests in real estate, including all amendments, modifications and supplements to any of the foregoing;

TOGETHER with all cars, trucks, trailers, construction and earth moving equipment and other vehicles owned by Trustor covered by a certificate of title law of any state used in the operation of the Real Property and all tires and other appurtenances to any of the foregoing;

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TOGETHER with all contracts for sale and leases in the nature of sales of the Real Property, or any portion thereof, now and hereafter entered into and all right, title and interest of Trustor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees or contract purchasers; all letter of credit rights; all proceeds and revenues arising from or out of the Real Property or any part thereof including, without limitation, room revenues, banquet revenues and cancellation payments relating to the use and enjoyment of the Real Property; all sanitary sewer, drainage, water and utility service agreements benefiting the Real Property or any part thereof, together with all accounts, accounts receivable, credit card receipts, contract rights, reserve accounts required to be established hereunder or under any management agreement affecting the Real Property; inventory, operating supplies, general intangibles, documents, instruments and chattel paper and proceeds of any of the foregoing arising from or in connection with the Real Property, including all books and records in connection with the operations of the Real Property; and all rights of Trustor under any leases, covenants, agreements, restrictions or declarations recorded with respect to, or as an appurtenance to, the Real Property or any part thereof (all of the tangible and intangible personal property described in this and the previous five paragraphs collectively, the “Personal Property”);

TOGETHER with all of Trustor’s right, title and interest of in, to and under that certain Lease Agreement dated as of substantially even date herewith (the “Operating Lease”), by and between Borrower and Operating Tenant;

TOGETHER with all of Trustor’s right, title and interest as lessee in, to and under any equipment or personal property leases (the “Personalty Leases”) for the lease of any furniture, equipment and/or other personal property used by Trustor in the operation of the Improvements or otherwise located on the Real Property (the “Leased Personalty”).

TOGETHER with all of Trustor’s right, title and interest of in, to and under that certain [Management Agreement dated June      2005], by and between Crestline Hotels & Resorts, Inc., a Delaware corporation (“Manager”) and Operating Tenant (the “Management Agreement”);

TOGETHER with all of the right, title and interest of Trustor in and to all and singular the tenements, hereditaments and appurtenances belonging to or in any way pertaining to the Security; all the estate, right, title and claim whatsoever of Trustor, either in law or in equity, in

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and to the Security; and any and all other, further or additional title, estate, interest or right which may at any time be acquired by Trustor in or to the Security, and if Trustor shall at any time acquire any further estate or interest in or to the Security, the lien of this Deed of Trust shall attach, extend to, cover and be a lien upon such further estate or interest automatically without further instrument or instruments, and Trustor, upon request of Beneficiary, shall execute such instrument or instruments as shall reasonably be requested by Beneficiary to confirm such lien;

TO HAVE AND TO HOLD the Security, and each and every part thereof, unto the Beneficiary and its successors and assigns, for the purposes and uses herein set forth.

UPON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth;

PROVIDED, HOWEVER, that if Trustor pays or causes to be fully and irrevocably paid to Beneficiary all sums secured by this Deed of Trust on the dates and in the manner provided in the Note and in this Deed of Trust, and observes and performs all of the terms, conditions and obligations contained in this Deed of Trust and the Note, then the estate, right, title and interest of the Beneficiary in and to the Security shall cease, and upon proof being given to the satisfaction of the Beneficiary that the Indebtedness has been paid or satisfied according to the terms of the Note, and that all of Trustor’s obligations under this Deed of Trust have been fully satisfied, and upon payment of all fees, costs, charges and liabilities chargeable to or incurred by the Beneficiary pursuant to the Note or otherwise provided for in this Deed of Trust, the Beneficiary shall, on receipt of a written request therefore from Trustor, and at Trustor’s sole expense, (a) release and discharge the lien of this Deed of Trust, (b) cause this Deed of Trust to be canceled and marked “satisfied” of record, (c) deliver to Trustor the original Note and (d) transfer and deliver to Trustor, without warranty, any security which is then subject to the lien of this Deed of Trust and is in Beneficiary’s possession.

AND, Trustor hereby further covenants, agrees and warrants as follows:

1. Payment of Indebtedness. Trustor will pay the principal indebtedness and interest thereon in accordance with the provisions of the Note and all prepayment fees, late charges and fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof, and will keep and perform all the covenants, promises and agreements, and pay all sums provided in (i) the Note or any other promissory note or

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notes at any time hereafter issued to evidence the Indebtedness, (ii) this Deed of Trust and (iii) any and all other Loan Documents, all in the manner herein or therein set forth. If, at any time in the future transfers shall occur such that Trustor shall become more than one party, then each of the entities constituting a Trustor shall be fully liable for such payment and performance, and such liability shall be joint and several, subject to all of the terms and provisions of Section 42 of this Deed of Trust.

2. Covenants of Title. Borrower has good and indefeasible leasehold title to the entire Land, has absolute unencumbered title to the Improvements, the Personal Property (other than the Leased Personalty) and the Personalty Leases, and has good right and full power to sell, mortgage and convey the same; the Security is free and clear of easements, restrictions, liens, leases and encumbrances, except those easements, restrictions, liens, leases and encumbrances listed on Schedule B of the policy or policies of title insurance delivered to Beneficiary as of the recordation of this Deed of Trust (the “Permitted Encumbrances”), to which this Deed of Trust is expressly subject, or which may hereafter be created in accordance with the terms hereof; and Borrower will warrant and defend title to the Security against all claims and demands whatsoever except the Permitted Encumbrances. Beneficiary shall have the right, at its option and at such time or times as it, in its sole discretion, shall deem necessary, to take whatever action it may deem necessary to defend or uphold the lien of this Deed of Trust or otherwise enforce any of the rights of Beneficiary hereunder or any obligation secured hereby, including without limitation, the right to institute appropriate legal proceedings for such purposes.

3. Usury. All agreements between Trustor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged or received by Beneficiary exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Beneficiary in excess of the maximum lawful amount, the interest payable to Beneficiary shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Beneficiary shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Note such

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excess shall be promptly refunded to Trustor. All amounts paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Indebtedness, whether designated as interest herein or judicially or otherwise interpreted or deemed to be interest, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension of the Note) so that the interest on the Note for such full period shall not exceed the maximum amount permitted by applicable law. The terms “maximum amount permissible under applicable law”, “the maximum lawful amount,” and similar terms refer to the law in effect on the date of the first disbursement of the Note; provided that if it subsequently becomes lawful to charge more interest on the Note, then such terms shall refer to the maximum interest which may from time to time be lawfully charged. This paragraph shall control all agreements with respect to the Loan between Trustor and Beneficiary.

4. Impositions. Trustor shall pay, or cause to be paid pursuant to the Management Agreement (or any Replacement Agreement, as defined below), not later than thirty (30) days before the last day on which the same may be paid without penalty or interest, all real estate taxes and payments due in lieu of real estate taxes (collectively, the “Real Estate Taxes”) (unless there shall be in full force and effect a Tax Escrow Agreement [defined in Section 5 hereinbelow] with respect to which Trustor shall have performed its obligations), and any municipal sewer rents, municipal water charges, municipal electric and all other municipal and governmental assessments, rates, charges, or impositions which are secured by liens on the Real Property (including the Real Estate Taxes, collectively hereinafter referred to as “Impositions”) which now or hereafter are imposed by law upon the Security, whether relating directly to the Security or to property adjoining or abutting the Security. If any Imposition is not paid within the time hereinabove specified, Beneficiary shall have the right to pay the same, together with any penalty and interest thereon, and the amount or amounts so paid or advanced shall forthwith be payable by Trustor to Beneficiary and shall be secured by the lien of this Deed of Trust; but Trustor may in good faith contest, at Trustor’s sole cost and expense, by proper legal proceedings, the validity or amount of any Imposition, on the condition that Trustor first shall deposit with or provide evidence to Beneficiary that Manager has escrowed an amount sufficient to pay such contested Imposition, as security for the payment of such contested item, an amount equal to the contested item plus all penalties and interest which would be payable if Trustor is ultimately required to pay such contested item, and on the further condition that no amount so contested may remain unpaid for such length of time as shall permit the Security, or

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the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any such lien. Trustor will not claim any credit on, or make any deduction from the Indebtedness by reason of the payment of, any Imposition.

Trustor hereby assigns to Beneficiary all rights of Trustor now or hereafter arising in and to the refund of any Imposition and any interest thereon. If following receipt of any such refund by Beneficiary there exists no Event of Default hereunder, then Beneficiary shall pay over the same to Trustor promptly; if there exists an Event of Default hereunder, Beneficiary may apply said refund in reduction of the Indebtedness in whatever order Beneficiary may elect.

5. Tax Deposits. Trustor and Beneficiary have entered into a certain Real Estate Tax Escrow and Security Agreement of even date herewith (the “Tax Escrow Agreement”), the terms of which provide for the escrow and payments of money with respect to Real Estate Taxes imposed on the Real Property under certain circumstances as described therein. Notwithstanding the provisions of Section 4 hereof, Trustor covenants to perform its obligations under the Tax Escrow Agreement and Beneficiary has agreed that Trustor may perform its obligations under this Deed of Trust with respect to the Real Estate Taxes in accordance with the Tax Escrow Agreement. During any period that Trustor shall be in default under the Tax Escrow Agreement, or the Tax Escrow Agreement shall be terminated for any reason, or in the event that the Tax Escrow Agreement becomes ineffective or otherwise unenforceable, then the balance of the terms and conditions of this Section 5 shall be applicable and control with respect to the payment of Real Estate Taxes imposed on the Real Property.

On receipt of the Activation Notice (as defined in the Tax Escrow Agreement), Trustor shall thereafter deposit with Beneficiary, or with an escrow agent selected by Beneficiary, commencing on the Activation Date (as defined in the Tax Escrow Agreement) and on the first day of each calendar month thereafter (each of which dates is hereinafter called the “monthly tax deposit date”) until the payment in full of the Indebtedness, a sum equal to one-twelfth (1/12) of the Real Estate Taxes to be levied, charged, assessed or imposed upon or for the Security within one (1) year after said monthly tax deposit date. If on any monthly tax deposit date the amount of Real Estate Taxes to be levied, charged, assessed or imposed within the ensuing one year period shall not be fixed, such amount for the purpose of computing the deposit to be made by Trustor hereunder, shall be reasonably estimated by Beneficiary based upon prior payments of Real Estate Taxes imposed on the Real Property, with appropriate adjustment when such amount is fixed.

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The sums deposited by Trustor under this Section 5 shall be held in an interest bearing account with interest being retained by Beneficiary and free of trust except to the extent, if any, that applicable law shall otherwise require and applied in payment of the Real Estate Taxes when due. Trustor or Manager on behalf of Trustor shall give thirty (30) days’ prior written notice to Beneficiary in each instance when an Imposition is due, specifying the Imposition to be paid and the amount thereof, the place of payment and the last day on which the same may be paid in order to be within the time limit specified in Section 4 hereof entitled “Impositions”.

Notwithstanding the foregoing provision, so long as Trustor holds title to and controls the Security, Impositions are paid in full when due and there has occurred no Event of Default, or any state of facts which, with the passage of time or giving of notice, or both, would constitute an Event of Default under the Loan Documents, the interest earned by such escrows, less reasonable escrow costs, will be paid to Trustor on each real estate tax payment date.

If for any reason the sums on deposit with Beneficiary as escrow agent under this Section shall not be sufficient to pay any Real Estate Taxes within the time specified in Section 4 hereof, then Trustor shall, on the earlier of (A) three (3) Business Days prior to the date the payment of such Impositions becomes delinquent or (B) within ten (10) Business Days after notice by Beneficiary, deposit sufficient sums so that Beneficiary may pay such Real Estate Taxes in full, together with any penalty and interest thereon. Beneficiary may change its estimate of Real Estate Taxes for any period, on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation, in which event Trustor shall deposit with Beneficiary as escrow agent within ten (10) Business Days after demand the amount of any excess of the deposits which would theretofore have been payable under the revised estimate over the sums actually deposited.

If any Real Estate Taxes shall be levied, charged, assessed or imposed upon or for the Security, or any portion thereof, and if such Real Estate Taxes shall also be a levy, charge, assessment or imposition upon or for any other premises not covered by the lien of this Deed of Trust, then the computation of the amounts to be deposited under this Section 5 shall be based upon the entire amount of such Real Estate Taxes and Trustor shall not have the right to apportion any deposit with respect to such Real Estate Taxes.

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Upon an assignment of this Deed of Trust, Beneficiary shall have the right to arrange to transfer all amounts deposited and still in its possession to the assignee and Beneficiary shall thereupon be completely released from all liability with respect to such deposit and Trustor or owner of the Security shall look solely to the assignee or transferee in reference thereto.

Upon the payment in full by Trustor of the entire Indebtedness, any sums then held by Beneficiary under this Section 5 shall be promptly refunded to Trustor.

All amounts deposited shall be held by Beneficiary as additional security for the sums secured by this Deed of Trust, and Trustor hereby grants to Beneficiary a security interest in such sums, and upon the occurrence of an Event of Default hereunder Beneficiary may, in its sole and absolute discretion, apply said amounts to the payment of the Indebtedness in whatever order Beneficiary may elect.

Immediately upon receipt of such by Trustor, Trustor shall deliver to Beneficiary copies of all notices, demands, claims, bills, and receipts in relation to the Impositions.

6. Change in Taxes. In the event any tax shall be due or become due and payable to the United States of America, the State of California or any political subdivision thereof with respect to the execution and delivery or recordation of this Deed of Trust or any other Loan Document or the interest of Beneficiary in the Security except for taxes in the nature of income or franchise taxes, Trustor shall pay such tax at the time and in the manner required by applicable law and Trustor shall hold Beneficiary harmless and shall indemnify Beneficiary against any liability of any nature whatsoever as a result of the imposition of any such tax. In the event of the enactment, after the date of this instrument, of any law changing in any way the present law as to the taxation of notes or debts secured by mortgages, for Federal, State, or local purposes (except for changes in income or franchise taxes), or the manner of collection of any Impositions, so as to affect this Deed of Trust or the Note secured hereby, then Trustor shall upon demand make such payments to Beneficiary and take such other steps, as may be necessary in Beneficiary’s reasonable judgment, to place Beneficiary in the same financial position as it was prior to any such enactment, failing which, or if the Trustor is not permitted by law to make such payments, the Indebtedness shall, at the option of Beneficiary, immediately become due and payable at par.

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7. Insurance. Borrower (to the extent of Trustor’s obligations set forth in this Section 7) and Operating Tenant (to the extent of its obligations under the Operating Lease) shall at all times until the Indebtedness shall be paid in full, keep the Security insured against loss or damage in an amount sufficient to prevent Beneficiary or Trustor from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 100% of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) without deduction for physical depreciation (which replacement cost shall be reset once a year at Beneficiary’s option in accordance with then customary insurance underwriting standards used by reasonable and prudent mortgage lenders for a property of comparable size, mass, construction, type, location, and use) under policies of All Risk Replacement Cost Insurance (including nuclear explosion, if available), and otherwise upon the following terms and conditions:

(a) Trustor shall further provide the following insurance in such amounts as shall be reasonably approved by Beneficiary: flood insurance (if the Security is situated in an area that is considered a flood risk area by the federal government agency thereof); boiler and machinery insurance; earthquake insurance; rent loss insurance in an amount sufficient to cover the total of all rents (including any expenses payable by tenants) accruing from the Security for a one year period; commercial general liability insurance in a minimum amount of One Million Dollars ($1,000,000), and excess or umbrella liability of at least One Hundred Million Dollars ($100,000,000); such other appropriate insurance as Beneficiary may require from time to time.

(b) Such insurance shall contain no exclusion for acts of terrorism and shall include: (i) coverage for acts of domestic and international terrorism, (ii) coverage whether or not a specific act is certified under the Terrorism Risk Insurance Act of 2002 as an act of terrorism by the U.S. Secretary of the Treasury, and (iii) coverage amounts, deductibles and limits/sublimits acceptable to Beneficiary in its sole discretion.

(c) During any period of restoration, Trustor shall provide a policy or policies of builder’s “all risk” insurance in an amount not less than the full insurable value of the Security.

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(d) Trustor will assign and deliver to Beneficiary an original certificate of the policy or policies of all insurance required to be provided hereunder and provide copies of the policy or policies described therein to Beneficiary unless Trustor participates in Manager’s insurance program, in which event Trustor shall provide a copy of the description of coverages provided by Manager to Trustor. Each policy of insurance provided by Trustor shall (i) be issued by a company or companies approved by Beneficiary and rated not less than a Best’s rating of A-/X, (ii) name Beneficiary as an additional insured or loss payee, as the case may be, (iii) provide that all proceeds shall be payable to Beneficiary, (iv) provide that it may not be cancelled or modified except upon thirty (30) days prior written notice to Beneficiary, (v) provide that no act or thing done by Trustor shall invalidate the policy as against Beneficiary, (vi) be endorsed with standard noncontributory mortgagee clauses in favor of and in form acceptable to Beneficiary, and (vii) otherwise be in such form as shall be reasonably acceptable to Beneficiary, so that at all times until the payment in full of the Indebtedness, Beneficiary shall have and hold the said policy and policies as further collateral for the payment of all Indebtedness.

(e) If Trustor shall fail to obtain any such policy or policies required by Beneficiary, or shall fail to deliver an original certificate evidencing the same to Beneficiary, then Beneficiary may obtain such insurance and pay the premium or premiums therefore, in which event Trustor shall, on demand of Beneficiary, repay such premium or premiums to Beneficiary and such repayment shall be secured by the lien of this Deed of Trust. If Trustor fails to maintain the level of insurance required under this Deed of Trust, then Trustor shall indemnify Beneficiary to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained.

(f) Trustor shall promptly provide to Beneficiary copies of any and all notices (including notice of non renewal), claims, and demands which Trustor receives from insurers of the Security.

(g) Effective from and after any Event of Default, Trustor hereby assigns to Beneficiary all rights of Trustor in and to any unearned premiums on any insurance policy required to be furnished by Trustor.

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Anything in this Section 7 to the contrary notwithstanding, as long as (i) Manager is managing the Real Property and Trustor participates in Manager’s insurance programs, (ii) there then exists no default under the Management Agreement or Event of Default hereunder, (iii) Manager is making all required insurance payments as and when due pursuant to the Management Agreement, and (iv) Trustor provides to Beneficiary acceptable evidence that such insurance is, at all times, in full force and effect as regards the Real Property, then Beneficiary acknowledges and agrees that the insurance requirements set forth in the Management Agreement shall govern and control over any inconsistent provisions set forth in the provisions of this Section 7.

8. Insurance/Condemnation Proceeds. Subject to the terms of the Master Lease and the Sublease, Trustor hereby assigns to Beneficiary all insurance proceeds or Condemnation (defined in Section 9 below) awards which Trustor may be entitled to receive for loss or damage to, or a taking of, the Security. In the event of loss or damage to, or a taking of, the Security, the proceeds of said insurance or Condemnation award shall be payable to Beneficiary alone and Trustor hereby authorizes and directs any affected insurance company or government agency to make payment of the insurance proceeds or Condemnation awards directly to Beneficiary. In the event that any such insurance proceeds or Condemnation awards are paid directly to Trustor, Trustor shall make such proceeds or awards available to Beneficiary within five (5) Business Days of Trustor’s receipt thereof. No such loss or damage shall itself reduce the Indebtedness unless Beneficiary elects to apply the proceeds and such proceeds are actually applied to the Indebtedness as provided in Section 10 below. Prior to an Event of Default, Trustor and Beneficiary shall jointly and reasonably agree on the prompt adjustment and compromise of such loss, to collect and receive such proceeds or awards and to endorse any check in payment thereof. During an Event of Default, or in the event of a loss or damage to, or a taking of, the security in excess of $1,500,000, Beneficiary is authorized to adjust and compromise such loss without the consent of Trustor, to collect and receive such proceeds or awards in the name of Beneficiary and Trustor and to endorse Trustor’s name upon any check in payment thereof. Furthermore, if an insurance claim is no greater than $250,000 (a “Minor Claim”), Beneficiary agrees that insurance proceeds may be made available directly to the Trustor provided that no Event of Default is then in existence and so long as Trustor promptly commences and diligently pursues to completion any required restoration Work utilizing such insurance proceeds. Subject to the provisions of Sections 9, 10 and 11 hereof, such proceeds or awards shall be applied first toward reimbursement of all costs and expenses of Beneficiary in collecting said proceeds or awards, then toward payment of the Indebtedness or any portion

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thereof, whether or not then due and payable, in whatever order Beneficiary may elect, or Beneficiary may, at its option, make said insurance proceeds or Condemnation awards available to Trustor in whole or in part toward restoration of the Security for which such insurance proceeds or Condemnation awards shall have been paid.

In the event of foreclosure of this Deed of Trust or other transfer of title to the Security and extinguishment, in whole or in part, of the Indebtedness, all right, title, and interest of Trustor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as the insurance proceeds or Condemnation awards are actually received and applied to reduce the principal balance outstanding.

9. Restoration Following Fire and Other Casualty or Condemnation. In the event of damage to the Security by reason of fire or other hazard or casualty, Trustor shall give prompt written notice thereof to Beneficiary, and, so long as Beneficiary provides its consent that any insurance proceeds can be made available as provided in Section 10 hereof, shall proceed with reasonable diligence to perform repair, replacement and/or rebuilding work (hereinafter referred to as the “Work”) to restore the Security to its condition prior to such damage in full compliance with all legal requirements; provided, however, in the event that Beneficiary does not provide its consent that any insurance proceeds can be made available, nothing contained herein shall prevent Trustor from using other funds to perform the Work in Trustor’s sole discretion. In the event of a taking by power of eminent domain or conveyance in lieu thereof (a “Condemnation”), if restoration is feasible as reasonably determined by Beneficiary, then Trustor shall proceed with reasonable diligence to perform such restoration (also referred to herein as the “Work”). Before commencing the Work, Trustor shall comply with the following requirements:

(a) With respect to any Work reasonably expected to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in cost (“Major Work”), Trustor shall furnish to Beneficiary complete plans and specifications for the Work, for Beneficiary’s approval, which approval shall not be unreasonably withheld. Said plans and specifications shall bear the signed approval thereof by an architect reasonably satisfactory to Beneficiary and shall be accompanied by the architect’s signed estimate, bearing the architect’s seal, of the entire cost of completing the Work, and shall provide that upon completion of the Work, the Security shall be at least equal in value and general utility to its value and general utility prior to the damage or Condemnation.

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(b) Trustor shall furnish to Beneficiary certified copies of all permits and approvals required by law in connection with the commencement and conduct of the Work.

(c) With respect to any Major Work, Trustor shall furnish to Beneficiary, prior to the commencement of the Work, a surety bond for or guaranty of timely completion of and payment for the Work, which bond or guaranty shall be in form reasonably satisfactory to Beneficiary and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are reasonably acceptable to Beneficiary, and in an amount not less than the architect’s estimate of the entire cost of completing the Work, less the amount of insurance proceeds or Condemnation award, if any, then held by Beneficiary and which Beneficiary shall have elected or shall be required to apply toward restoration of the Security as provided in Section 10 hereof.

Trustor shall not commence any of the Work until Trustor shall have complied with the above requirements, and thereafter Trustor shall perform the Work diligently and in good faith in accordance with the plans and specifications referred to in subsection (a) above.

If, as provided in Section 10 hereof, Beneficiary shall have elected or is required to apply any insurance proceeds or Condemnation awards toward repair or restoration of the Security, then so long as the Work is being diligently performed by Trustor in accordance with the provisions of this Deed of Trust, Beneficiary shall disburse such insurance proceeds or Condemnation awards to Trustor from time to time during the course of the Work in accordance with the following provisions:

A. The Work shall be in the charge of an experienced construction manager reasonably satisfactory to Beneficiary with the consultation of an architect or engineer if the scope of the work so requires (provided, the project property manager shall be acceptable so long as it does not constitute Major Work);

B. Each request for payment shall not be made more often than at thirty (30) day intervals, on ten (10) Business Days (as defined in Section 60 hereinbelow) prior notice to Beneficiary, and shall be accompanied by a certificate reasonably satisfactory

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to Beneficiary, of the architect or engineer, dated not more than ten (10) days prior to the application for withdrawal of funds, stating:

(i)	that all of the Work for which payment is being requested is in place and has been completed in compliance with the approved plans and specifications and all applicable legal requirements;

(ii)	that the sum then requested to be withdrawn has been paid by Trustor and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the Work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the respective amounts so paid or due to each of said persons in respect thereof and stating the progress of the Work up to the date of said certificate;

(iii)	that the sum requested to be withdrawn, plus all sums previously withdrawn, does not exceed the cost of the Work insofar as actually accomplished up to the date of such certificate;

(iv)	that the remainder of the moneys held by Beneficiary will be sufficient to pay in full for the completion of the Work; and

(v)	that no part of the cost of the services and materials described in the foregoing paragraph (ii) of this Clause B has been or is being made the basis of the withdrawal of any funds in any previous or then pending application.

Trustor shall also provide Beneficiary with respect to any Major Work such other evidence as Beneficiary shall reasonably require that: (1) all of the Work for which payment is being requested is in place and has been completed in substantial compliance with all applicable legal requirements; (2) that the sum then requested to be withdrawn, plus all sums previously withdrawn, does not exceed the cost of the Work insofar as actually accomplished up to the date of such certificate; (3) that the remainder of the moneys held by Beneficiary will be sufficient to pay in full for the completion of the

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Work; (4) that the Work is anticipated to be completed consistent with all requirements, including applicable zoning provisions, pertinent to preserve any and all rights, including, without limitation, with respect to any non-conforming use; and (5) that, except for the amounts, if any, specified in the foregoing paragraph (ii) of this Clause B to be due for services or materials, there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the Work which, if unpaid, might become the basis of a vendor’s, mechanic’s, laborer’s or materialmen’s statutory or other similar lien upon the Security or any part thereof.

C. Trustor shall deliver to Beneficiary reasonably satisfactory evidence that the Security and every part thereof, and all materials and all property described in the certificate furnished pursuant to the foregoing Clause B, are free and clear of all mortgages, liens, charges or encumbrances, except (a) encumbrances, if any, securing indebtedness due to persons (whose names and addresses and the several amounts due them shall be stated) specified in said certificate furnished pursuant to the foregoing Clause B, which encumbrances will be discharged upon disbursement of the funds then being requested, and (b) this Deed of Trust. Beneficiary shall accept as satisfactory evidence under this Clause C a certificate of a title insurance company acceptable to Beneficiary or an endorsement to Beneficiary’s existing loan title policy insuring the lien of this Deed of Trust, dated as of the date of the making of the disbursement, confirming the foregoing.

D. If the Work affects the foundation, or changes in the footprint of the Improvements, Trustor shall deliver to Beneficiary a survey of the Security dated as of a date within ten (10) days prior to the making of the advance (or revised to a date within ten days prior to the advance) showing no encroachments other than those, if any, acceptable to Beneficiary.

E. There exists no Event of Default, or any state of facts existing which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

Beneficiary at its option may waive any of the foregoing requirements.

Upon compliance by Trustor with the foregoing Clauses A, B, C, D, and E (except for such requirements, if any, as Beneficiary at its option may have waived), Trustor

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shall, to the extent of the insurance proceeds or Condemnation awards, if any, which Beneficiary shall have elected or shall be required to apply to restoration of the Security, pay or cause to be paid to the persons named in the certificate furnished pursuant to the foregoing Clause B, the respective amounts stated in said certificate to be due them, less ten percent (10%) retainage (“Retainage”), and Beneficiary shall pay to Trustor the amounts stated in said certificate to have been paid by Trustor, less Retainage.

If upon completion of the Work there shall be insurance proceeds or Condemnation awards held by Beneficiary over and above the amounts withdrawn pursuant to the foregoing provisions, plus Retainage, then Beneficiary, at Beneficiary’s option, may either retain such proceeds or awards and apply the same in reduction of the Indebtedness in whatever order Beneficiary may elect (without payment of any prepayment fee or premium with respect to such insurance proceeds or Condemnation awards), or Beneficiary may pay over such proceeds or awards to Trustor.

Upon completion of the Work, in addition to the requirements of the foregoing Clauses A, B, C, D, and E, Trustor shall promptly deliver to Beneficiary:

(1)	With respect to Major Work, a written certificate of the construction manager, architect or engineer that the Work has been fully completed in a good and workmanlike manner in accordance with the approved plans and specifications and with respect to any other Work, a certificate from Trustor or its property manager to the same effect;

(2)	A written report and policy of a title insurance company reasonably acceptable to Beneficiary insuring the Security against mechanics’ and materialmen’s liens;

(3)	A certificate by Trustor reasonably satisfactory to Beneficiary in form and substance, listing all costs and expenses in connection with the completion of the Work and the amount paid by Trustor with respect to the Work; and

(4)	A temporary certificate of occupancy, if required for occupancy of any of the Improvements affected by the Work and all other applicable certificates, licenses, consents and approvals issued by governmental

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agencies or authorities with respect to the Security and by the appropriate Board of Fire Underwriters or other similar bodies acting in and for the locality in which the Security is situated, provided that within thirty (30) days after completion of the Work, Trustor shall obtain and deliver to Beneficiary a permanent certificate of occupancy for the Security, if a certificate of occupancy is required for any of the Improvements affected by the Work.

Upon receipt of the foregoing items, Beneficiary shall pay any Retainage held by Beneficiary to or for the benefit of Trustor.

10. Disposition of Condemnation or Insurance Proceeds. Subject to the terms of the Master Lease and Sublease, and except in the case of a Minor Claim, Beneficiary, in its absolute discretion, may decide whether and to what extent, if any, proceeds of insurance or Condemnation awards will be made available to Trustor for repair or restoration of the Security, but Trustor shall effect such repair or restoration as provided above whether or not Beneficiary agrees that any available insurance proceeds and Condemnation awards may be made available for restoration. Notwithstanding the foregoing, Beneficiary shall make insurance proceeds or Condemnation awards available to Trustor for repair or restoration provided the following conditions are satisfied:

(a) Not more than thirty percent (30%) of the Real Property is damaged, and, in the case of a Condemnation, the portion remaining after the taking is still economically viable in the reasonable opinion of Beneficiary;

(b) There has been no monetary Event of Default in the prior twelve (12) months and there does not then exist an Event of Default or a state of facts which, with the passage of time or the giving of notice, or both, would constitute an Event of Default hereunder or under any other Loan Document;

(c) Trustor can demonstrate to Beneficiary’s reasonable satisfaction that Trustor has the financial ability to make all scheduled payments when due under the Loan Documents during reconstruction, whether from the proceeds of rent insurance, operation of the Improvements, Trustor’s own funds or otherwise;

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(d) Such damage or destruction occurs prior to the last two (2) Loan Years (as such term is defined in the Note);

(e) The funds are released under escrow/construction funding arrangements specified in Section 9 hereof;

(f) The repairs and restoration will restore the Improvements to substantially the size, design and utility as existed immediately prior to the casualty or Condemnation; and

(g) Trustor can demonstrate to Beneficiary’s reasonable satisfaction that Trustor has the financial ability to complete the repair and restoration, whether from the proceeds of insurance, Trustor’s own funds, or otherwise.

Provided that there then exists no Event of Default, any application of insurance or Condemnation proceeds required by Beneficiary shall be at par without payment of any prepayment fee or premium. If Beneficiary has the right under this Deed of Trust and elects not to make the proceeds available for the Work, then such proceeds shall be applied to reduce the Indebtedness in whatever order Beneficiary may elect. Any principal reduction resulting from an early involuntary prepayment as a result of a Condemnation proceeding or insurance settlement will cause a re-calculation of debt service payments based upon the reduced Loan balance, the remaining amortization schedule and the Interest Rate.

11. Fire and Other Casualty; Self-Help. If within one hundred twenty (120) days after the occurrence of any damage to the Security or the condemnation of any portion of the Security, Trustor shall not have submitted to Beneficiary and received Beneficiary’s approval of plans and specifications for any Major Work or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required for such Work, or if Trustor shall fail to promptly commence such Work, or if thereafter Trustor fails to perform the Work diligently or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with the Work, or, if Trustor shall fail to complete the Work promptly, then, in addition to all other rights herein set forth, Beneficiary may give written notice thereof to Trustor and if such failure is not cured within ten (10) Business Days of such written notice, then Beneficiary, or any lawfully appointed receiver of the Security, may at its respective option, perform or cause the Work to be performed, and may take such other steps as it deems

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advisable to perform or cause to be performed the Work, and may enter upon the Security for any of the foregoing purposes, and Trustor hereby waives, for Trustor and all others holding under Trustor, any claim against Beneficiary or such receiver arising out of anything done by Beneficiary or such receiver pursuant to this Section 11, and Beneficiary may apply insurance and/or Condemnation proceeds (without the need to fulfill the requirements of Section 9 hereof) to reimburse Beneficiary, and/or such receiver for all amounts expended or incurred by them, respectively, in connection with the performance of the Work, and any excess costs shall be paid by Trustor to Beneficiary upon demand, with interest at the Default Rate (hereinafter defined), and such payment shall be secured by the lien of this Deed of Trust.

12. Rent Insurance Proceeds. If Trustor shall promptly commence and diligently perform the Work in accordance with the requirements of Section 11 hereinabove and there shall be no Event of Default under the Loan Documents, then Beneficiary shall each month pay to Trustor out of the rent insurance proceeds held by Beneficiary a sum equal to that amount, if any, of the rent insurance proceeds paid by the insurer which is allocable to the Rental Loss (as defined below) for the preceding month and any earlier period of time. Beneficiary , at its option, may waive any of the foregoing conditions to the payment of rent insurance proceeds. If Trustor does not fulfill the foregoing conditions entitling Trustor to monthly disbursements of rent insurance proceeds, then such rent insurance proceeds may be applied by Beneficiary, at Beneficiary’s option, to the payment of the Indebtedness in whatever order Beneficiary may elect. As used in this Section 12, “Rental Loss” shall mean loss of base rent, minimum rent, percentage rent, additional rent and all other sums that tenants may owe to Trustor as landlord under leases of the Improvements or Land.

13. Repair; Alterations; Waste; Environmental. Trustor shall keep all of the Security in good and substantial repair subject to normal wear and tear, and expressly agrees that it will neither permit nor commit any waste upon the Security, nor do any other act or suffer or permit any act to be done, whereby the Security will become less valuable or the lien hereof may be impaired and shall comply in all material respects with all zoning laws (including, without limitation, preservation of any rights as to any non-conforming use), building codes, subdivision laws, environmental laws, and other laws, ordinances, rules and regulations made or promulgated by any government or municipality, or by any agency thereof or by any other lawful authority, which are now or may hereafter become applicable to the Security; provided that nothing herein shall preclude Trustor from contesting any matter in good faith through

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appropriate legal means diligently pursued so long as Trustor shall repair or restore any building now or hereafter under construction on the Security and complete the same within a reasonable period of time. Trustor agrees not to initiate or acquiesce in any zoning variance or reclassification, without Beneficiary’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed so long as it does not impair the value of the Security. Trustor shall not construct any additional building or buildings or make any other improvements on the Land, nor alter, remove or demolish any building or other Improvements on the Land, without the prior written consent of Beneficiary.

Trustor shall comply with the Americans with Disabilities Act of 1990, as amended, including, without limitation, any regulations, rulings and orders promulgated pursuant thereto in connection with any Work, any repair to the Security or any tenant improvements to be performed by Trustor.

If Trustor fails to observe any of the provisions of this Section, or suffers or permits any Event of Default to exist under this Section, Beneficiary or a lawfully appointed receiver of the Security at its option, from time to time, may perform, or cause to be performed, any and all repairs and such other work as it deems necessary to bring the Security into compliance with the provisions of this Section and may enter upon the Security for any of the foregoing purposes, and Trustor hereby waives any claim against Beneficiary and/or such receiver, arising out of such entry or out of any other act carried out pursuant to this Section. Trustor shall upon notice repay to Beneficiary and such receiver, with interest at the Default Rate, all amounts expended or incurred by them, respectively, in connection with any action taken pursuant to this Section, and such repayment shall be secured by the lien of this Deed of Trust.

Trustor represents and warrants that there are currently at least the number of paved and designated parking spaces (including adequate, properly-sized, delineated and assigned handicap parking spaces) available on of the Real Property as are shown on the survey delivered to Beneficiary. Trustor covenants and agrees that throughout the Term (as defined in Section 1 of the Note) it shall continue to make available, sufficient parking spaces on the Real Property to comply with all leases, all applicable government regulations and the Easement Agreements.

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14. Environmental Indemnification. Reference is made to that certain Environmental Indemnification Agreement of even date herewith executed by Trustor and Highland Hospitality, L.P., a Delaware limited partnership (collectively, the “Indemnitors”) (the “Environmental Indemnification Agreement”), and by this reference is incorporated herein in its entirety and made a part hereof. This Deed of Trust also secures the performance of all obligations due to Beneficiary by Indemnitors under the Environmental Indemnification Agreement. A release of this Deed of Trust shall not be construed as or be deemed to constitute a termination of the Environmental Indemnification Agreement, which instead shall continue in existence and terminate by its own terms.

15. Independence of Security. Trustor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Deed of Trust to rely on the Security or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Trustor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Security or any interest therein to be so used. Similarly, no part of the Security shall rely on any premises not subject to the lien of this Deed of Trust or any interest therein to fulfill any governmental or municipal requirement. Trustor shall not by act or omission impair the integrity of the Real Property as one or more complete subdivided parcels of land bearing the same zoning classification, and as one or more complete tax parcels separate and apart from all other premises. Any act or omission by Trustor, which would result in a violation of any of the provisions of this Section, shall be void.

16. No Other Liens. Trustor shall not consent, agree to, or permit any mortgage lien, or security interest upon or affecting the Security or any part thereof except (a) as granted or permitted in this Deed of Trust and any other lien or security interest granted to Beneficiary and (b) under any Personalty Leases (to the extent they are deemed to constitute financing agreements), subject to Trustor’s right to contest involuntary liens as hereinafter provided.

Trustor will promptly pay and discharge any and all amounts which are now or hereafter become liens against the Security whether or not superior to the lien hereof or to any assignment of rents and leases given to Beneficiary; provided, however, in the case of an involuntary lien Trustor may contest in good faith contest, at Trustor’s sole cost and expense, by proper legal proceedings, the validity or amount of any involuntary lien, on the condition that if such involuntary lien exceeds $100,000, Trustor first shall deposit with Beneficiary, as security for the payment of such contested item, an amount equal to the contested item plus all penalties

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and interest which would be payable if Trustor is ultimately required to pay such contested item, and on the further condition that no amount so contested may remain unpaid for such length of time as shall permit the Security, or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any such lien. Trustor will not claim any credit on, or make any deduction from the Indebtedness by reason of the payment of, any lien.

The covenants of this Section shall survive any foreclosure and sale of the Security and any conveyance thereof by deed in lieu of foreclosure with respect to any such liens in existence as of the date of transfer of title.

17. Management.

(a) During the term of the Loan, Trustor shall at all times retain a professional management company satisfactory to Beneficiary to operate and manage the Security pursuant to a management agreement reasonably satisfactory to Beneficiary. If the Management Agreement is terminated for any reason during the term of the Loan, Beneficiary will have the right to declare the entire indebtedness immediately due and payable unless Trustor enters into a replacement management agreement (the “Replacement Agreement”) on terms and conditions reasonably acceptable to Beneficiary with a substitute manager reasonably acceptable to Beneficiary within 30 days following termination of the Management Agreement. As a condition to Beneficiary’s approval of any replacement manager, the manager shall consent to an assignment of management agreement substantially similar in form and substance as to the Assignment and Subordination of Management Agreement and Consent of Manager (the “Assignment of Management Agreement”) dated of even date herewith by and among Trustor, Manager and Beneficiary. Pursuant to the Assignment of Management Agreement, the rights of Manager, as manager, under the Management Agreement are expressly made subordinate to Beneficiary’s rights under this Deed of Trust and the other Loan Documents, all as more particularly set forth in the Assignment of Management Agreement.

(b) Trustor shall furnish to Beneficiary, within five (5) Business Days after receipt thereof, or after the mailing or service thereof by Trustor, as the case may be, a copy of each notice of default Trustor gives to, or receives from any person, based upon the occurrence, or alleged occurrence, of any default or defaults in the performance of any covenant, condition, promise or obligation under the Management Agreement.

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18. [Intentionally Omitted]

19. Sidewalks, Municipal Charges. Trustor will promptly pay and discharge any and all license fees and similar charges, with penalties and interest thereon, which may be imposed by the municipality in which the Security is situated, for the use of vaults, chutes, areas and other space beyond the lot line and under or abutting the public sidewalks in front of or adjoining the Security, and Trustor will promptly cure any violation of law and comply with any order of such municipality respecting the repair, replacement or condition of the sidewalk or curb in front of or adjoining the Security, and in default thereof Beneficiary may, upon five (5) Business Days’ notice to Trustor, pay any and all such license fees or similar charges, with penalties and interest thereon, and the charges of the municipality for such repair or replacement, and any amount so paid or advanced by Beneficiary and all costs and expenses incurred in connection therewith (including, without limitation, Attorneys’ Fees (defined in Section 43 hereinbelow)), with interest thereon at the Default Rate, shall be a demand obligation of Trustor to Beneficiary, and, to the extent permitted by law, shall be added to the Indebtedness and shall be secured by the lien of this Deed of Trust.

20. Assignment of Rents and Leases. Trustor hereby presently, irrevocably, absolutely, and unconditionally grants, transfers, assigns and sets over unto Beneficiary all of its right, title and interest in and to all present and future leases, license agreements, concession agreements, lease termination agreements and other occupancy agreements of any nature, oral or written, of the Land and of space in the Improvements together with all modifications, supplements, extensions, renewals and replacements thereof now existing or hereafter made, and also together with the rights to sue for, collect and receive all rents, prepaid rents, additional rents, royalties, security deposits, damages payable upon default by tenant, or other sums in any of said leases provided to the lessor thereunder, profits, income (including revenues from the letting of hotel rooms), license fees, concession fees, lease termination fees and issues of the Security (collectively, the “Rents”), to be applied by Beneficiary in payment of the Indebtedness, and also together with any and all guaranties of the obligations of the tenants thereunder and the rights of Trustor to receive, hold and apply all bonds and security in all of said leases provided to be furnished to the lessor thereunder, and also together with the rights of Trustor to enforce any and all of the agreements, terms, covenants and conditions in all of

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said leases provided and to give notices thereunder. Beneficiary grants to Trustor a revocable license to collect the Rents as they become due and to enforce such leases and agreements, so long as no Event of Default exists hereunder. Beneficiary may receive and collect the Rents personally or through a receiver upon the occurrence and during the continuance of an Event of Default so long as any such Event of Default shall exist and during the pendency of any foreclosure proceeding and during any redemption period. Trustor agrees to consent to a receiver if this is believed reasonably necessary or desirable by Beneficiary to enforce its rights under this Section.

Trustor shall not otherwise assign or pledge, or contract, expressly or by implication, to assign or pledge, any lease of the Land or space in the Improvements or the rights to sue for, collect and receive any Rents, or the rights to receive, hold and apply any bonds and security in any of said leases provided to be furnished to the lessor thereunder, or the rights to enforce any of the agreements, terms, covenants or conditions of said leases or to give notices thereunder, unless in each instance the written consent thereto of Beneficiary be first obtained.

Nothing in this Deed of Trust shall be construed to obligate Beneficiary, expressly or by implication, to perform any of the covenants of Trustor as lessor under any of the leases hereinabove assigned or to pay any sum of money or damages therein provided to be paid by the lessor.

If Beneficiary shall from time to time suffer or permit Trustor to sue for, collect or receive any Rents, or to receive, hold or apply any bonds or security under said leases, or to enforce any of the agreements, terms, covenants or conditions thereunder or to give notices thereunder, neither such sufferance nor permission shall constitute a waiver or relinquishment by Beneficiary of the rights hereunder and hereby assigned to Beneficiary with respect to any subsequent Rents, or with respect to any subsequent receipt, holding or application of bonds or security or any subsequent enforcement of such agreements, terms, covenants or conditions or any subsequent notices.

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21. Future Leases. Trustor will not hereafter make any lease to any tenant, or materially amend, modify, terminate, renew or extend any lease (other than a renewal to which a tenant is entitled under the terms of an existing lease or contained in a lease that is subsequently approved by Beneficiary), affecting more than 2,000 rentable square feet within the Improvements (a “Material Lease”), including without limitation the Operating Lease (other than minor non-material amendments or modifications which do not materially and adversely impact Beneficiary’s rights in the Security), unless Beneficiary shall first consent in writing to the form and substance of said Material Lease or amendment, modification, renewal or extension thereof, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this Section, reductions in rent, shortening of the term of a lease, increases in Trustor’s obligations under a lease and any release of a significant tenant obligation under a lease shall be deemed “material.”

Other than the leases in effect on the date hereof (“Existing Leases”) as disclosed to and approved by Beneficiary, all leases must be subordinate to the lien of this Deed of Trust unless Beneficiary otherwise specifies. Other than the Existing Leases, each lease must contain a provision that, upon notice to tenant by Beneficiary, the lease shall become superior, in whole or in part, to the lien of this Deed of Trust. Without limiting the foregoing, Beneficiary hereby reserves the right to subordinate this Deed of Trust to any lease subsequently made by recording with the Riverside County Recorder’s Office in which this Deed of Trust is recorded a declaration to that effect, executed by Beneficiary, which declaration once so recorded shall be binding upon the tenant under such lease and such tenant’s successors and assigns.

Trustor will furnish to Beneficiary a true and complete copy of each Material Lease, or any amendment, modification, extension, or renewal of a Material Lease hereafter made by Trustor with respect to space in the Security, within ten (10) Business Days after

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delivery of each such lease, amendment, modification, extension, or renewal by the parties thereto. Trustor shall also furnish to Beneficiary an original mortgagee subordination and attornment agreement executed by each tenant under a Material Lease and an original estoppel, addressed to Beneficiary, from each tenant under a Material Lease in form and substance reasonably satisfactory to Beneficiary.

Trustor will from time to time upon demand of Beneficiary, confirm in writing the assignment to Beneficiary of any or all leases of the Land and space in the Improvements, and such written confirmation shall be in such form as Beneficiary shall reasonably require and as shall be necessary to make the same recordable.

22. Leasehold Provisions; Trustor’s Obligations as Lessor.

(a) Trustor shall, at Trustor’s cost and expense, promptly and fully perform each and every material covenant, condition, promise and obligation on the part of the lessor to be performed pursuant to the terms of each and every lease or letting, written or oral, now or hereafter made with respect to the Security or any part or parts thereof, and shall not suffer or permit there to exist any default in such performance on the part of such lessor or permit any event to occur which would give the tenant under any such lease the right to terminate the same or to offset rent.

(b) Trustor shall give Beneficiary immediate notice of any monetary or material non-monetary default under any lease (including without limitation the Operating Lease) or of the receipt by Trustor of any notice of default from the lessee or its successors or assigns under a lease. Trustor shall furnish to Beneficiary immediately any and all information which Beneficiary may request concerning the performance and observance of all covenants, agreements and conditions contained in a Material Lease by the lessor thereunder to be kept, observed and performed and concerning the compliance with all terms and conditions of such Material Leases. Trustor hereby authorizes Beneficiary or its representatives to make investigations and examinations concerning such performance, observance and compliance, and Trustor, upon request, shall promptly deposit with Beneficiary any and all documentary evidence relating to

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such performance, observance and compliance and copies of any and all notices, communications, plans, specifications or other instruments or documents received or given by Trustor in any way relating to or affecting Material Leases which may concern or affect the estate of the lessor or the lessee in or under such leases or in the leased premises thereby demised.

(c) In the event of any failure by Trustor to keep, observe or perform any material covenant, agreement or condition contained in the leases or to comply with the terms and conditions of the leases, any performance, observance or compliance by Beneficiary pursuant to this Deed of Trust on behalf of Trustor shall not remove or waive, as between Trustor and Beneficiary, the corresponding Event of Default under the terms of this Deed of Trust.

(d) (1) The Sublease is unmodified and in full force and effect, (2) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (3) Trustor enjoys the quiet and peaceful possession of the Real Property, (4) to the best of its knowledge, Trustor is not in default under any of the terms thereof and there are no circumstances which with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (5) to the best of Trustor’s knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

(e) Trustor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Sublease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Trustor as lessee under the Sublease;

(f) Trustor shall notify Beneficiary in writing of any default by Trustor in the performance or observance of any terms, covenants or conditions on the part of Trustor to be performed or observed under the Sublease within five (5) Business Days after Trustor obtains knowledge of such default;

(g) Trustor shall, immediately upon receipt thereof, deliver a copy of each default notice given to Trustor by the lessor pursuant to the Sublease and promptly notify Lender in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;

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(h) Unless required under the terms of the Sublease, Trustor shall not, without the prior written consent of Lender (which may be granted or withheld in Lender’s sole and absolute discretion) terminate, modify or surrender the Sublease, and any such attempted termination, modification or surrender without Lender’s written consent shall be void; and

(i) Trustor shall, within thirty (30) Business Days after written request from Lender, use its best efforts to obtain from the Sublessor and deliver to Lender a certificate setting forth the name of the tenant under the Sublease and stating that the Sublease is in full force and effect, is unmodified or, if the Sublease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereof has been served on Trustor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under the Sublease (or if any such default or event is existing, specifying the nature of such default or event), stating the date to which rent has been paid, and containing such other statements and representations as may be reasonably requested by Lender.

(j) So long as the Loan remains unpaid or unperformed, the fee title to and the leasehold estate in the Premises subject to the Sublease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Trustor, or in a third party, by purchase or otherwise. If Trustor acquires the fee title or any other estate, title or interest in the Premises, or any part thereof, the lien of this Trust Deed shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Real Property secured by this Deed of Trust with the same force and effect as if specifically encumbered herein. Trustor agrees to execute all instruments and documents that Lender may reasonably require to ratify, confirm and further evidence the lien of this Trust Deed on the acquired estate, title or interest. Furthermore, Trustor hereby appoints Lender as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Trustor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Loan remains unpaid.

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(k) If the Sublease shall be terminated prior to the natural expiration of its term due to default by Trustor or any tenant thereunder, and if, pursuant to the provisions of such Sublease, Lender or its designee shall acquire from the lessor a new lease of the Premises, Trustor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

(l) Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assignment of any lease within the meaning of any provision thereof prohibiting its assignment and Lender shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. Lender shall be liable for the obligations of the tenant arising out of the Sublease for only that period of time for which Lender is in possession of the premises demised thereunder or has acquired, by foreclosure or otherwise, and is holding all of Trustor’s right, title and interest therein.

23. Leases; Foreclosure. Any proceedings or other steps taken by Beneficiary to foreclose this Deed of Trust, or otherwise to protect the interests of Beneficiary hereunder, shall not operate to terminate the rights of any present or future tenant of space in the Improvements, notwithstanding that said rights may be subject and subordinate to the lien of this Deed of Trust, unless Beneficiary specifically elects otherwise in the case of any particular tenant. The failure to make any such tenant a defendant in any such foreclosure proceeding and to foreclose such tenant’s rights will not be asserted by Trustor or any other defendant in such foreclosure proceeding as a defense to any proceeding instituted by Beneficiary to foreclose this Deed of Trust or otherwise protect the interests of Beneficiary hereunder.

24. Operating Agreement/Easement Agreements. Trustor hereby represents and warrants to Beneficiary that there exist no agreements affecting the development or operation of the Security, other than the Leases, the Management Agreement, that certain Wyndham Hotel Franchise Agreement, dated July 12, 2005, between WHC Franchise Corporation, a Delaware corporation, as Franchisor, and Operating Tenant, as Franchisee, service contracts and Personalty Leases entered into in the ordinary course of the operation of the Security and the covenants and restrictions included in the Permitted Encumbrances. Trustor shall, at Trustor’s cost and expense, promptly and fully perform each and every covenant, condition, promise and obligation of the owner of the Security under the Easement Agreements and shall make all payments therein and thereby required to be made by the owner of the Security. Trustor shall not cancel, transfer, amend in any material respect, or assign the Easement Agreements

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without the prior written consent of Beneficiary which consent shall not be unreasonably withheld, conditioned or delayed, and Trustor shall not consent to the cancellation, transfer, amendment in any material respect, or assignment of the Easement Agreements by any other party thereto, without the prior written consent of Beneficiary which consent shall not be unreasonably withheld, conditioned or delayed.

25. Events of Default. Each of the following shall constitute an “Event of Default” hereunder and shall entitle the Beneficiary to exercise its remedies hereunder and under any of the other Loan Documents or as otherwise provided by law:

(a) Any payment of any installment of principal or interest under the Note is not received by Beneficiary by 5:00 p.m. (Hartford, Connecticut time) within five (5) Business Days following the date when such payment was due or any escrow payment under the Tax Escrow Agreement or Section 5 hereof is not received by escrow holder or Beneficiary, as applicable by 5:00 p.m. (Hartford, Connecticut time) within five (5) Business Days following the monthly tax deposit date;

(b) Failure of Trustor in the observance or performance of any other monetary or non-monetary covenant, promise or agreement provided in this Deed of Trust or in any other Loan Document (a “failure to perform”), for thirty (30) days after the giving of notice by Beneficiary to Trustor specifying the nature of the failure to perform; provided, however, that if the nature of such failure to perform is such that the same is not susceptible of cure within such thirty (30) day period, such failure to perform shall not be deemed an Event of Default so long Trustor shall within such period commence to cure such failure to perform and thereafter diligently prosecute the cure to completion, but in no event more than one hundred twenty (120) days in the aggregate from the date of the original notice of failure to perform. Notwithstanding anything contained herein to the contrary, the notice and cure period provided under this clause (b) shall not be applicable to and shall not be in addition to any specific notice and cure or performance period provided under any other provision of this Deed of Trust, and the specific notice and cure or performance period provided for in such provision shall control, and a failure by Trustor to cure a default under such provision within the applicable cure period shall be an Event of Default under this Deed of Trust;

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(c) Any representation, warranty, or statement of Trustor contained herein or in any of the Loan Documents, including without limitation the Environmental Indemnification Agreement, or in any writing delivered to Beneficiary on or before the execution and delivery of the Loan Documents, proves to be untrue in any material respect as of the date when made;

(d) Trustor or the general partner of Trustor shall (i) have an order for relief entered in a proceeding under Title 11, United States Code, whether such order shall result from a voluntary or involuntary petition, (ii) seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, (iii) file a petition or initiate a proceeding under the bankruptcy, insolvency, receivership, or similar laws of the United States, any state or any other jurisdiction, (iv) make a general assignment for the benefit of creditors, or (v) be unable to pay its debts as they mature;

(e) A court shall enter an order, judgment or decree appointing, without the consent of Trustor, a receiver or trustee for it or for any of the Security or approving a petition filed against Trustor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any other jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered;

(f) Without the prior written consent of Beneficiary, except with respect to Permitted Transfers (as hereinafter defined), (i) the Security or any portion thereof or interest therein shall be mortgaged, encumbered, sold, assigned or otherwise transferred by Trustor or by operation of law (excluding condemnation and worn-out or obsolete Personal Property that is replaced with Personal Property substantially similar thereto in quality and quantity), (ii) if Trustor is a partnership, joint venture, limited liability company, syndicate or other group, all or any portion of the interest of any partner or member thereof is pledged or otherwise encumbered or is sold or otherwise transferred, or (iii) any interest in any entity that owns or Controls Trustor is pledged or otherwise encumbered or is sold or otherwise transferred. As used herein, “Controls” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The term “Person” means with respect to this Deed of Trust any natural person, general partnership, limited partnership, limited liability

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company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity. As used herein “Permitted Transfers” means the pledge or transfer of (1) any limited partnership interests or units in Highland Hospitality, L.P. and (2) the membership interests in Trustor, provided, that after such any such pledge or transfer, Highland Hospitality, L.P., Highland Hospitality Corporation or their Affiliates continue to own not less than fifty-one percent (51%) of (A) the partnership interests or units in Highland Hospitality, L.P. and (B) the membership interests in Trustor, as applicable.

26. Remedies Upon Default. Immediately upon the occurrence of any Event of Default, Beneficiary shall have the option, in addition to and not in lieu of or substitution for all other rights and remedies provided in this Deed of Trust or any other Loan Document or provided by law or in equity, and is hereby authorized and empowered by Trustor, to do any or all of the following:

(a) Declare without notice the entire unpaid amount of the Indebtedness immediately due and payable, by commencing an action to foreclose this Deed of Trust as a mortgage, and/or by delivery to Trustee of a written declaration of default and demand for sale and of written notice of default and of election to cause to be sold the Security, which notice Trustee shall cause to be duly filed for record in case of foreclosure by exercise of the power of sale herein. Should Beneficiary elect to foreclose by exercise of the power of sale herein, Beneficiary shall also deposit with Trustee this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require, and notice of sale having been given as then required by law and after lapse of such time as may then be required by law after recordation of such notice of default, Trustee, without demand on Trustor, shall sell the Security at the time and place of sale fixed by it in such notice of sale as Beneficiary may direct, either as a whole or in separate parcels, as Beneficiary may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Beneficiary shall have the right to direct the order in which separate parcels shall be sold and Trustor shall have no right to direct the order in which separate parcels are sold. Trustee may postpone sale of all or any portion of the Security by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the

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preceding postponement. Trustee shall deliver to such purchaser its deed conveying the Security, or any portion thereof, so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee or Beneficiary, may purchase at such sale.

(b) Proceed against the Personal Property in accordance with Beneficiary’s rights and remedies with respect to the Personal Property, including the right to sell the Personal Property either together with the Real Property or separately and without regard to the remainder of the Security in accordance with Beneficiary’s rights and remedies provided by the California Uniform Commercial Code as well as other rights and remedies available at law or in equity.

(c) Cause to be brought down to date a title examination and tax histories of the Security, procure title insurance or title reports or, if necessary, procure new abstracts and tax histories.

(d) Procure an updated or entirely new environmental audit of the Security including building, soil, ground water and subsurface investigations; have the Improvements inspected by an engineer or other qualified inspector and procure a building inspection report; procure an MAI or other appraisal of the Security or any portion thereof; enter upon the Security at any time and from time to time to accomplish the foregoing and to show the Security to potential purchasers and potential bidders at foreclosure sale; make available to potential purchasers and potential bidders all information obtained pursuant to the foregoing and any other information in the possession of Beneficiary regarding the Security.

(e) Either by itself or by its agent to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Indebtedness or the solvency of any party bound for its payment, to take possession of the Security and, whether or not Beneficiary has taken possession of the Security, to operate the Security, Trustor hereby waiving any right Trustor might have to object to or oppose any such possession, and, to collect and apply the Rents, including those past due and unpaid, in such order and manner as Beneficiary or such receiver in its sole

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discretion shall consider advisable, to or upon the following, in such order and amounts as Beneficiary shall elect: the expenses of receivership, if any; the proper costs of upkeep, maintenance, repair and/or operation of the Security; the repayment of any sums theretofore or thereafter advanced pursuant to the terms of this Deed of Trust; the interest then due or next to become due upon the Indebtedness; the taxes and assessments upon the Security then due or next to become due; and/or the unpaid principal of such Indebtedness. The collection and/or receipt of Rents from the Security by Beneficiary, its agent or receiver, after declaration of default and election to cause the Security to be sold under and pursuant to the terms of this Deed of Trust, shall not affect or impair such default or declaration of default or election to cause the Security to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the receipt and/or collection of any such Rents. Any such Rents in the possession of Beneficiary, its agent or receiver, at the time of sale and not theretofore applied as herein provided, shall be applied in the same manner and for the same purposes as the proceeds of the sale. Beneficiary’s rights hereunder include its rights under California Civil Procedure Code Section 564, as such Section may be amended from time to time. Except for damage caused by Beneficiary’s gross negligence or willful misconduct, Trustor hereby waives any claim Trustor may have against Beneficiary for mismanagement of the Security during Beneficiary’s operation of the Security under this subparagraph or as mortgagee in actual possession under applicable statutes.

(f) Beneficiary may, at its option without waiving any Event of Default, pay, perform or observe the same, and all payments made or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Trustor to Beneficiary with interest thereon at the Default Rate hereunder. Beneficiary shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Security or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without hereby becoming liable to Trustor or any person in possession holding under Trustor.

(g) Apply against the Indebtedness in such order, as Beneficiary shall determine any funds held for the benefit of Trustor in escrow by Beneficiary or by any third-party escrow agent under any of the Loan Documents, including, without limitation, any funds held under the escrow established pursuant to Section 5 of this Deed of Trust.

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(h) Upon any foreclosure sale, Beneficiary may bid for and purchase the Security and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price. In the event of any sale of the Security by foreclosure, through judicial proceedings, by advertisement, by power of sale, or otherwise, the proceeds of any such sale which are applied in accordance with this Deed of Trust shall be applied in the following order to: (i) all expenses incurred for the collection of the Indebtedness and the foreclosure of this Deed of Trust, including reasonable compensation to Trustee and Beneficiary, their agents and attorneys; (ii) all sums expended or incurred by Beneficiary and/or Trustee directly or indirectly in carrying out the terms, covenants and agreements of the Note or notes evidencing the Indebtedness, of this Deed of Trust and any other Loan Documents, together with interest thereon as therein provided; (iii) all late payment charges, prepayment fees, advances and other amounts due under any of the Loan Documents; (iv) all accrued and unpaid interest upon the Indebtedness; (v) the unpaid principal amount of the Indebtedness; and (vi) the surplus, if any, to the person or persons legally entitled thereto.

In the event of any acceleration of the Indebtedness pursuant to the first paragraph of this Section, Trustor shall pay to Beneficiary together with the principal indebtedness and interest thereon an amount equal to the prepayment fee provided for in the Note and such fee shall be included as part of the Indebtedness.

(i) Beneficiary may, to the extent permitted under the Civil Procedure Code Section 726.5, as such Section may be amended from time to time, waive the security of this Deed of Trust as to any parcel of real property which is “environmentally impaired” or is an “affected parcel” (as such terms are defined in Civil Procedure Code Section 726.5) and as to any Personal Property attached to such parcel, and thereafter exercise against Trustor, to the extent permitted under Civil Procedure Code Section 726.5, the rights and remedies of an unsecured creditor, including without limitation, reduction of Beneficiary’s claim to judgment, and any other rights remedies permitted by law.

In the event Beneficiary elects, in accordance with this Section 26(i), to waive all or part of the security of this Deed of Trust pursuant to Civil Procedure Code Section 726.5 and

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proceed against Trustor on an unsecured basis, the valuation of the Real Property, the determination of the environmentally impaired status of such security and any cause of action for a money judgment shall, at the request of Beneficiary, be referred to a referee in accordance with the Civil Procedure Code Sections 638 et seq. Such referee shall be an M.A.I. appraiser selected by Beneficiary and approved by Trustor, which approval shall not be unreasonably withheld or delayed. The decision of such referee shall be binding upon both Trustor and Beneficiary, and judgment upon the award rendered by such referee shall be entered in the court in which such proceeding was commenced in accordance with the Civil Procedure Code Sections 644 and 645.

(j) Beneficiary may, in accordance with the Civil Procedure Code Section 736, as such section may be amended from time to time, bring an action against Trustor for breach of any “environmental provision” (as such term in defined in the Civil Procedure Code Section 736) made by Trustor herein or in any other Loan Document, for the recovery of damages and/or the enforcement of any such “environmental provision”.

Neither Trustee nor Beneficiary shall be under any obligation to make any of the payments or do any of the acts referred to in this Section and any of the actions referred to in this Section may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness evidenced by the Note.

Failure to exercise any option to accelerate in the event of a default or other circumstance permitting the exercise of such option, shall not constitute a waiver of the default or of the right to exercise such option at a later time, or a waiver of the right to exercise such option in the event of any other default or circumstance specified above.

27. Receiver. If an Event of Default shall have occurred, Beneficiary, to the maximum extent permitted by law, shall be entitled, as a matter of right, to the appointment of a

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receiver of the Security, without notice or demand, and without regard to the adequacy of the security for the Indebtedness or the solvency of Trustor. Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry and shall continue as such and exercise all such powers until the date of confirmation of sale of the Security, unless such receivership is sooner terminated. If an Event of Default shall have occurred, Beneficiary shall also be entitled to become a mortgagee in possession with all the powers, rights and remedies that a duly appointed receiver would have.

28. [Omitted].

29. Prepayment Premiums. Immediately upon the first insertion of any advertisement or notice of any such sale, there shall become due and owing by Trustor all expenses incident to such advertisement or notice, all court costs and all expenses incident to any foreclosure proceedings brought under this Deed of Trust or otherwise in connection with such sale, plus interest thereon at the Default Rate, and no party shall be required to receive only the aggregate Indebtedness then secured hereby unless it is accompanied by a tender of payment of such expenses, costs, and interest. In partial consideration for Beneficiary agreeing to make the Loan to Trustor, Trustor agrees that upon the occurrence of an Event of Default and acceleration of the Indebtedness secured hereby, any tender of payment by or on behalf of Trustor of the amount necessary to satisfy all of such Indebtedness made at any time before or at any foreclosure sale shall constitute an evasion of the payment terms of the Note and hereunder, and shall be deemed to be a voluntary prepayment, and such payment, to the extent permitted by law, shall be accompanied by the prepayment fee, or the default prepayment fee (as appropriate), as provided in the Note, and Beneficiary shall not be obligated to accept any such tender of payment unless such tender of payment includes such prepayment fee, or such default prepayment fee (as applicable).

30. Acceleration Interest. In addition to any late payment charge which may be due under the Note, Trustor shall pay interest on all sums due hereunder at a rate (the “Default Rate”) equal to the lesser of (i) the Interest Rate plus three percent (3%) per annum, or (ii) the maximum rate permitted by law, from and after the first to occur of the following events: (A) Beneficiary sends notice to Trustor that it elects to cause the acceleration of the Indebtedness; (B) a petition under Title 11, United States Code, shall be filed by or against

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Trustor or if Trustor shall seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any other jurisdiction, make a general assignment for the benefit of creditors, or be unable to pay its debts as they become due; (C) a court shall enter an order, judgment or decree appointing, with or without the consent of Trustor, a receiver or trustee for it or for any of the Security or approving a petition filed against Trustor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any other jurisdiction, and any such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; or (D) if all sums due hereunder are not paid on the Maturity Date (as defined in the Note).

31. Late Charge. In the event any sums of principal, interest and applicable escrow amounts due under the Note, this Deed of Trust or any other Loan Document, are not paid by Trustor when due, without regard to any cure or grace period, Trustor shall pay to Beneficiary for the month during which such payment is not made when due and for each month or fraction thereof that such sum remains unpaid, a late charge equal to the lesser of three percent (3%) of such installment or the maximum amount allowed by law, as the reasonable estimate by Beneficiary and Trustor of a fair average compensation for the loss that may be sustained by Beneficiary due to the failure of Trustor to make timely payments, and such amount shall be secured hereby, provided that such late charge shall not apply to the payment of the entire outstanding Indebtedness due on the Maturity Date. Such late charge shall be paid without prejudice to the right of Beneficiary to collect any other amounts provided to be paid or to declare an Event of Default under this Deed of Trust or any other Loan Document.

32. Waiver of Statutory Rights.

(a) Trustor agrees, to the fullest extent permitted by law, that in an Event of Default on the part of Trustor hereunder, neither Trustor nor anyone claiming through or under Trustor will set up, claim, or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension or exemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, or the sale of the Security, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Trustor, for itself and all who may at any time claim through or under it, hereby waives to the fullest extent that it may lawfully do so, the benefit of all such laws, and any and all rights to have the assets

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subject to the security interest of this Deed of Trust marshaled upon any foreclosure or sale under the power granted herein and agrees that Beneficiary or any court having jurisdiction to foreclose such lien may sell the Security in part or in its entirety.

(b) TO THE EXTENT NOT PROHIBITED BY LAW, TRUSTOR AND BENEFICIARY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN) OR ACTIONS OF TRUSTOR OR BENEFICIARY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BENEFICIARY MAKING THE LOAN SECURED HEREBY.

33. Security Interest. This Deed of Trust shall, as to any equipment and other Personal Property covered hereby, be deemed to constitute a security agreement, and Trustor, as debtor, hereby grants to Beneficiary, as secured party, a security interest therein pursuant to the Uniform Commercial Code of the State of California. Trustor agrees, upon request of Beneficiary, to furnish an inventory of Personal Property (including the FF&E) owned by Trustor and subject to this Deed of Trust and, upon request by Beneficiary, to execute any supplements to this Deed of Trust, any separate security agreement, any financing statements and any continuation statements in order to include specifically said inventory of Personal Property or otherwise to perfect the security interest granted hereby. Upon any Event of Default, Beneficiary shall have all of the rights and remedies provided in said Code or otherwise provided by law or by this Deed of Trust, including but not limited to the right to require Trustor to assemble such Personal Property and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to both parties, the right to take possession of the Personal Property with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice shall be met if Beneficiary sends such notice to Trustor at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Personal Property may be applied by Beneficiary first to the reasonable expenses in connection therewith, including reasonable Attorneys’ Fees and legal expenses incurred, and then to

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payment of the Indebtedness. With respect to the Personal Property that has become so attached to the Real Property that an interest therein arises under the real property law of the State of California, this Deed of Trust shall also constitute a financing statement and a fixture filing under the California Uniform Commercial Code. Trustor is the record owner of the Real Property and the addresses of Trustor and Beneficiary are as set forth on the first page of this Deed of Trust. Trustor represents and warrants that it is a “registered organization” organized under the laws of the State of Delaware Trustor covenants that it will not alter such registration without the prior written consent of Beneficiary. Trustor further represents and warrants that its name is exactly as set forth in the signature page of this Deed of Trust. Trustor also covenants that its name shall not be altered without the prior written consent of Beneficiary. Trustor hereby acknowledges and agrees that this Deed of Trust is an authenticated record, and authorizes the filing of financing statements by Beneficiary without the execution thereof by Trustor.

34. Right of Entry. Beneficiary and Beneficiary’s representatives may at all times during normal business hours and with reasonable notice to Trustor and Manager enter upon the Security and inspect the same, or cause it to be inspected by agents, employees or independent contractors of Beneficiary, and show the same to others, but Beneficiary shall not be obligated to make any such entry or inspection. Notwithstanding the immediately preceding sentence, Beneficiary shall give reasonable prior notice to Trustor of Beneficiary’s intent to exercise its rights under this Section so long as no Event of Default has occurred and is continuing. Beneficiary’s rights hereunder shall include its rights under California Civil Code Section 2929.5 as such Section may be amended from time to time.

35. Estoppel Certificate. Trustor, within fifteen (15) days after written request from Beneficiary, will furnish a signed statement in writing, duly acknowledged, of the amount then due or outstanding hereunder and whether or not any offsets or defenses exist against the Indebtedness, and if so, specifying such offsets and defenses. Upon request by Beneficiary, Trustor shall exercise any right it may have to request an estoppel certificate from any or all of the tenants on the Security within ten (10) days following Beneficiary’s request.

36. Annual Statements. Trustor will furnish Beneficiary with the following financial statements and information, all of which reports will be in hard copy and electronic format:

(a) within forty-five (45) days after the end of each calendar quarter, an unaudited balance sheet and a statement of revenues and expenses for such quarter and year-to-date;

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(b) within ninety (90) days after the end of each calendar year, (a) a reviewed balance sheet and (b) a statement of revenues and expenses for the Real Property and Trustor, certified as true and correct by the chief financial officer of the general partner of Trustor;

(c) Within ninety (90) days after the end of each calendar year, annual capital expenditure summaries for the Real Property; and

(d) Such other financial information as Beneficiary may reasonably request in writing.

In addition to the regularly scheduled reports required above, Trustor agrees to provide Beneficiary within five (5) Business Days after a written request therefor, a balance sheet and year-to-date operating statements for the Real Property certified by the chief financial officer of the general partner of Trustor. Trustor also agrees to reasonably cooperate with Beneficiary and Beneficiary’s loan servicer in providing information and access to the Real Property in connection with the annual inspection of the Real Property, or such other inspections as Beneficiary may reasonably require.

Notwithstanding the provisions of subsections (a) and (b) above, Beneficiary agrees that subsection (b) above shall be waived by Beneficiary, provided that Beneficiary shall retain the right, in its sole discretion and any time and from time to reinstate the requirements of subsection (b) by written notice to Trustor, effective upon receipt by Trustor of such notice.

Trustor acknowledges that Beneficiary may sell, transfer or assign the Loan, or any interest therein (whether by sale of the entire Loan, the issuance of participation certificates in private unrated transactions, or in connection with a securitization of the Loan individually or as part of a pool of loans in a public or private rated transaction, or otherwise). In connection therewith, Trustor agrees that Beneficiary shall be entitled to disclose, as Beneficiary may deem necessary or desirable, to any and all investors, purchasers, transferees, servicers, participants, investors, rating agencies or organizations maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Beneficiary has or may hereafter acquire relating to the Loan, whether furnished by Trustor or any guarantor or indemnitor.

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If Trustor omits to prepare and deliver promptly any report required by this Section, and such failure continues for thirty (30) days after written notice thereof, Beneficiary may elect, in addition to exercising any remedy for an Event of Default as provided for in this Deed of Trust, to make an audit of all books and records of Trustor and its beneficial owners (but excluding Highland Hospitality Corporation), including their bank accounts, which in any way pertain to the Security, and to prepare the statement or statements which Trustor failed to procure and deliver. Such audit shall be made and such statements shall be prepared by an independent certified public accountant to be selected by Beneficiary. Trustor shall pay all expenses of the audit and other services, which expenses shall be secured hereby as part of the Indebtedness and shall be immediately due and payable with interest thereon at the Default Rate.

Beneficiary shall afford any information received pursuant to this Section 36 the same degree of confidentiality that Beneficiary affords similar information proprietary to Beneficiary; provided, however, that Beneficiary does not in any way warrant or represent that such information received from Trustor will remain confidential, and, provided further, that Beneficiary shall have the unconditional right to disclose, as necessary, any such information in the event Beneficiary sells, transfers, conveys, or assigns this Deed of Trust or any portion of the Indebtedness.

37. Rights Cumulative. Each right and remedy of Beneficiary under this Deed of Trust, the Note and the other Loan Documents, shall be in addition to every other right and remedy of Beneficiary and such rights and remedies may be enforced separately, successively and in any combination and order.

38. Subrogation. To the extent that proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Security, and such proceeds have been advanced by Beneficiary at Trustor’s request, Beneficiary shall be subrogated to all rights, interest and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Beneficiary and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Beneficiary is subrogated hereunder.

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39. No Waiver. Any failure by Beneficiary to insist upon the strict performance by Trustor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Trustor of any and all of the terms and provisions hereof to be performed by Trustor.

40. Deed of Trust Extension. The lien hereof shall remain in full force and effect during any postponement or extension of the time of payment of the Indebtedness, or of any part thereof, and any number of extensions or modifications hereof, or any additional notes taken by Beneficiary, shall not affect the lien hereof or the liability of Trustor or of any subsequent obligor to pay the Indebtedness unless and until such lien or liability be expressly released in writing by Beneficiary.

41. Indemnification. Trustor shall indemnify and hold Beneficiary harmless from and against all obligations, liabilities, losses, costs, expenses, fines, penalties or damages (including Attorneys’ Fees) which Beneficiary may incur by reason of this Deed of Trust or with regard to the Security prior to such time as Beneficiary takes actual physical possession of and manages and operates the Real Property after an Event of Default, except for such claims that are caused by the gross negligence or willful misconduct of Beneficiary or the escrow holder under any escrow agreements; provided, however, that such obligation to indemnify and hold Beneficiary harmless shall not apply to the extent that such obligations, liabilities, losses, costs, expenses, fines, penalties or damages arise after (i) any transfer of the Real Property by foreclosure under this Deed of Trust or by a deed-in-lieu thereof, (ii) the repayment of the Loan in full, and/or (iii) the release of the lien of the Deed of Trust from the Real Property. Trustor shall defend Beneficiary against any claim or litigation involving Beneficiary for the same, and should Beneficiary incur such obligation, liability, loss, cost, expense, fine, penalty or damage, then Trustor shall reimburse Beneficiary upon demand. Any amount payable to Beneficiary under this provision shall be secured hereby and, if not paid within five (5) days following demand therefor, shall bear interest at the Default Rate.

42. Nonrecourse. Except as provided in this Section 42 and in Section 17 of the Note, notwithstanding anything else to the contrary contained herein or in any of the other Loan

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Documents, no judgment for the repayment of the indebtedness evidenced by the Note or in any action to foreclose this Deed of Trust or to collect any amount payable under the Note or the other Loan Documents or for the performance or discharge of any covenants, obligations or undertakings of Trustor will be satisfied out of the personal assets of Trustor or of any holders of beneficial interest in Trustor. Beneficiary’s sole recourse for such judgment(s) shall be against the Real Property and other collateral as provided pursuant to this Deed of Trust and any of the other Loan Documents. The foregoing limitation on liability shall not apply, and Trustor shall be personally liable, for all damages and losses incurred by Beneficiary and any equitable relief as a court may award for the following acts or omissions, to the extent described:

	Act or Omission	Liability
(i)	Trustor misapplies any Condemnation (defined in Section 9 of this Deed of Trust) awards or insurance proceeds attributable to the Real Property,	To the extent of such misapplication;

(ii)	Trustor misapplies any security deposits or reserves attributable to the Real Property,	To the extent of such misapplication;

(iii)	Trustor collects rents in advance in violation of any covenant under the Loan Documents,	To the extent of such rents collected in advance;

(iv)	Trustor commits any fraud, misrepresentation or waste,	To the extent of any remedies available at law or in equity;

(v)	Gross revenues from the Real Property are sufficient to pay any portion of the indebtedness, operating and maintenance expenses, insurance premiums deposits into a reserve or escrow account, or other sums required by the Loan Documents, and Trustor fails to make such payments or deposits when due,	To the extent of any funds diverted from such payments or expenses (during the twelve (12) months prior to Beneficiary’s notice of acceleration through the date Beneficiary takes title to the Real Property);

(vi)	Trustor enters into any separate guarantee and/or indemnification agreement(s) and/or master lease(s) in favor of Beneficiary, in addition to the Environmental Indemnification Agreement, which Trustor has concurrently entered into,	As provided in such guarantee, indemnification or master lease;

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	Act or Omission	Liability
(vii)	Trustor fails to pay Real Estate Taxes and other Impositions which are a lien against the Real Property during the period of Trustor’s ownership,	To the extent of any unpaid Real Estate Taxes and other Impositions, and any additional interest, penalties or other charges assessed as a result of such non-payment; provided, however, to the extent Trustor makes escrow deposits for Real Estate Taxes under the Tax Escrow Agreement or Section 5 hereof, Trustor shall have no liability for nonpayment of such Real Estate Taxes, to the extent of such escrowed funds;

(viii)	Trustor fails to maintain the levels, coverages and maximum deductibles of insurance required under the Loan Documents, to the extent that a casualty or liability occurs or arises and insurance proceeds would have been available had such insurance been maintained,	In the amount of the loss incurred as the result of such uninsured casualty or uninsured liability.

(a) There shall be no limitation, on Trustor’s personal liability under, nor on the exercise of any of Beneficiary’s rights (i) under, any indemnity from Trustor to Beneficiary, including without limitation the Environmental Indemnity, except as may be expressly set forth in the terms of such indemnity; and (ii) in accordance with the Civil Procedure Code Section 736 to recover any costs, expenses or liabilities (including attorneys fees) which Beneficiary is permitted to recover under Civil Procedure Code Section 736 for breach of any “environmental provision” (as defined in the Civil Procedure Code Section 736) contained in this Deed of Trust or any other of the Loan Documents relating to the Security or any portion of the Security.

(b) Beneficiary shall be permitted to bring an action against Trustor personally and to execute against and recover out of any property of Trustor, for all sums due pursuant to the Loan Documents to the extent permitted by the terms of the Civil Procedure Code Section 726.5 as a result of any parcel of the Security being

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“environmentally impaired” or an “affected parcel” as such terms are defined in the Civil Procedure Code Section 726.5 and to have the rights and remedies of an unsecured Beneficiary to the extent permitted thereunder. If Beneficiary exercises the rights and remedies of an unsecured creditor in accordance with this clause (b), Trustor promises to pay to Beneficiary, on demand by Beneficiary following such exercise, all amounts owed to Beneficiary under any Loan Document, and Trustor agrees that it will be personally liable for the payment of all such sums. Trustor and Beneficiary acknowledge that pursuant to Civil Procedure Code Section 726.5, Beneficiary’s rights under this clause (b) are limited to instances in which Trustor or any affiliate, agent, cotenant, partner, or joint venturer of Trustor either (i) caused, contributed to, permitted, or acquiesced in the release (as defined in Civil Procedure Code Section 726.5) or threatened release of toxic or hazardous waste or waste products or (ii) had actual knowledge or notice of such release or threatened release prior to the execution and delivery of this Deed of Trust and failed to disclose such release or threatened release to Beneficiary in writing after Beneficiary’s written request for information concerning the environmental condition of the Security, unless Beneficiary otherwise obtained actual knowledge of such release or threatened release prior to the execution and delivery of this Deed of Trust.

43. Attorneys’ Fees. Any reference to “Attorney Fees”, “Attorneys’ Fees”, or “Attorney’s Fees” in this document includes but is not limited to both the reasonable fees, charges and costs incurred by Beneficiary or Trustee through Beneficiary’s or Trustee’s retention of outside legal counsel and the allocable reasonable fees, costs and charges for services rendered by Beneficiary’s in-house counsel. Any reference to “Attorney Fees”, “Attorneys’ Fees”, or “Attorney’s Fees” shall also include but not be limited to those reasonable attorneys or legal fees, costs and charges incurred by Beneficiary or Trustee in the collection of any Indebtedness, the enforcement of any obligations hereunder, the protection of the Security, the appointment of a receiver as permitted hereunder, the foreclosure of this Deed of Trust, the sale of the Security, any action by Beneficiary pursuant to Code Section 726.5, the defense of actions arising hereunder and the collection, protection or setoff of any claim the Beneficiary may have in a proceeding under Title 11, United States Code, or any state bankruptcy or insolvency statute. Attorneys’ Fees provided for hereunder shall accrue whether or not Beneficiary has provided notice of default or of an intention to exercise its remedies for such default.

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44. Administrative Fees. Beneficiary shall have the right to charge reasonable administrative fees during the Term of the Note as Beneficiary may determine, its reasonable discretion, in connection with any servicing requests made by Trustor requiring Beneficiary’s evaluation, preparation and processing of any such requests not to exceed $5,000.00 in any one matter. Administrative fees shall not be charged for routine servicing matters contemplated by the Loan Documents including, without limitation: processing payments; processing insurance and UCC continuation documentation; processing escrow draws; review of tenant leases, subordination non-disturbance and attornment agreements and tenant estoppels on standard forms approved by Beneficiary without material modifications. Such administrative fees shall apply to requests for matters not permitted or contemplated by the Loan Documents, including, without limitation requests for transfers or assignments, requests for partial releases; requests for review of new easements and loan modifications and to requests, which while contemplated by the Loan Documents, because of the nature of the request, will require significantly more time than an institutional lender, acting reasonably, would contemplate for such request (including without limitation, requests for the approval of tenant leases, tenant estoppels and tenant subordination, non-disturbance and attornment agreements which contain material differences from Beneficiary’s standard forms). Beneficiary shall also be entitled to reimbursement for professional fees it incurs for such administration, including without limitation, those of architects, engineers and Attorneys’ Fees, provided that Beneficiary shall be entitled to reimbursement of Attorneys’ Fees for either in-house counsel or outside counsel, but not both.

45. Trustee’s Costs and Expenses; Governmental Charges. Trustor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties hereunder, including without limitation the cost of any trustee’s sale guaranty or other title insurance coverage ordered in connection with any foreclosure proceedings hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee or Beneficiary by reason of their interest in the Loan Documents.

46. Protection of Security; Costs and Expenses. Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary, and shall pay all costs and expenses, including without limitation cost of evidence of title and reasonable Attorneys’ Fees, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to

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enforce or establish any other rights or remedies of Beneficiary hereunder (including, without limitation, any action pursuant to Civil Procedure Code Section 726.5). If Trustor fails to perform any of the covenants or agreements contained in this Deed of Trust within any applicable notice and cure periods provided for in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary’s interest in the Security or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then after compliance with the applicable notice and cure provisions provided for in this Deed of Trust, Beneficiary may, but without obligation to do so and without further notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, make such appearances, disburse such sums and take such action as Beneficiary deems necessary or appropriate to protect Beneficiary’s interest, including, but not limited to, disbursement of reasonable Attorneys’ Fees, entry upon the Security to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of Beneficiary appears to be prior or superior hereto. Trustor further agrees to pay all reasonable expenses of Beneficiary and Trustee (including without limitation Attorney’s Fees and disbursements) (i) incident to the protection of the rights of Beneficiary hereunder, or (ii) incident to the enforcement or collection of payment of the Indebtedness, whether by judicial or non-judicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise, or (iii) in connection with any title insurance coverage ordered in connection with any foreclosure proceedings hereunder. Trustor also agrees to pay all taxes (except federal and state income taxes) and other governmental charges or impositions imposed by any governmental authority on Beneficiary by reason of their interest in the Loan Documents. Any amounts disbursed by Beneficiary pursuant to this Section 46 shall be additional indebtedness of Trustor secured by the Loan Documents as of the date of disbursement and shall bear interest at the Default Rate. All such amounts shall be payable by Trustor immediately without demand. Nothing contained in this Section shall be construed to require Beneficiary to incur any expense, make any appearance, or take any other action.

47. Notices. Any notice, demand, request, statement or consent made hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, or consent, and shall be deemed to have been properly given when either delivered personally,

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delivered to a reputable overnight delivery service providing a receipt or deposited in the United States mail, postage prepaid and registered or certified return receipt requested, at the address set forth below, or at such other address within the continental United States of America as may have theretofore have been designed in writing. The effective date of any notice given as aforesaid shall be the date of personal service, one (1) Business Day after delivery to such overnight delivery service, or three (3) Business Days after being deposited in the United States Mail, whichever is applicable. For purposes hereof, the addresses are as follows:

If to Beneficiary:	Connecticut General Life Insurance Company
c/o CIGNA Realty Investors
280 Trumbull Street
Hartford, Connecticut 06103
Attn: Debt Asset Management, H-11G

with a copy to:	CIGNA Realty Investors
280 Trumbull Street
Hartford, Connecticut 06103
Attn: Real Estate Law, H-16C

If to Trustor:	HH Palm Springs LLC
c/o Highland Hospitality Corporation
8405 Greensboro Drive, Suite 500
McLean, Virginia 22102
Attention: General Counsel

with a courtesy copy to:	Highland Hospitality Corporation
8405 Greensboro Drive, Suite 500
McLean, Virginia 22102
Attention: Chief Financial Officer

Notwithstanding the foregoing agreement to provide a courtesy copy to Trustor’s counsel, such copy shall be a courtesy copy only, and failure to provide such courtesy copy shall have absolutely no effect or entitle Trustor to any remedy whatsoever. Any notice duly given to Trustor as provided above shall be effective whether or not the courtesy copy was given to Trustor’s counsel.

48. Release. Upon the satisfaction in full of the Indebtedness, Beneficiary shall promptly release of record the Security from the lien hereof and shall surrender this Deed of Trust and the Assignment of Rents and Leases and all notes evidencing indebtedness secured by this Deed of Trust to Trustor. Trustor shall pay all costs of recordation.

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49. Applicable Law. The provisions hereof shall be construed in accordance with the laws of the State of California, without giving effect to any principles of conflicts of laws.

50. Tenancy at Will. In the event of a trustee’s sale hereunder, if at the time of such sale Trustor occupies the portion of the Security so sold or any part thereof, Trustor shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a rental per day based upon the value of the portion of the Security so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such Security.

51. Substitution of Trustee. Beneficiary may remove Trustee at any time or from time to time for any reason (with or without cause) and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall be appointed by written instrument, which appointment may be executed by any authorized agent of Beneficiary or in any other manner permitted by applicable law.

52. Indemnification of Trustee. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Trustor hereby indemnifies Trustee against all liability and expenses, which he may incur in the performance of his duties hereunder.

53. Other. If more than one party is named as Trustee herein, any one party may perform any obligations or duties of the Trustee herein without the joinder of any other party named herein. Beneficiary may exercise any and all other rights, remedies and recourse granted under the Loan Documents now or hereafter existing in equity or at law for the protection and preservation of the Security.

54. Invalidity. If any provision of this Deed of Trust shall be held invalid or unenforceable, the same shall not affect in any respect whatsoever the validity of the remainder of this Deed of Trust, except that if such provision relates to the payment of principal or interest,

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then the Beneficiary may, at its option, declare the Indebtedness due and payable upon one hundred (120) days prior written notice to Trustor and, provided there exists no Event of Default hereunder, without prepayment fee.

55. Captions. The captions in this instrument are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be any part hereof.

56. Modifications. This Deed of Trust may not be changed or terminated except in writing signed by both parties. The provisions of this Deed of Trust shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the other Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

57. Bind and Inure. The provisions of this Deed of Trust shall be binding on the Trustor and its heirs, successors and assigns, and any subsequent owners of the Security. The covenants of Trustor herein shall run with the land, and this Deed of Trust and all of the covenants herein contained shall inure to the benefit of the Beneficiary, its successors and assigns.

58. Replacement of Note. Upon receipt of evidence reasonably satisfactory to Trustor of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Trustor or, in the case of any such mutilation, upon surrender and cancellation of the Note, Trustor will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in this Deed of Trust to the Note shall be deemed to refer to such replacement Note.

59. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Trustor under this Deed of Trust, the Note and any of the other Loan Documents.

60. Business Day. The terms “Business Day” and “Business Days” as used in this Deed of Trust shall mean any calendar day other than a Saturday, a Sunday or a federal holiday on which the U.S. Postal Service’s offices are closed for business in one or more of McLean, Virginia or Hartford, Connecticut.

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61. [Omitted].

62. Authority of Beneficiary. As Operating Tenant is not a maker of the Note, Operating Tenant hereby authorizes Beneficiary to perform any of the following acts at any time and from time to time, all without notice to Operating Tenant and without affecting Beneficiary’s rights or Operating Tenant’s obligations under this Deed of Trust: (i) alter any terms of the Loan Documents, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest under, the Note, (ii) take and hold security for the Loan Documents, accept additional or substituted security for the Loan Documents, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect, sell or otherwise dispose of any such security, (iii) apply any security now or later held for the Loan Documents in any order that Beneficiary in its sole discretion may choose, and direct the order and manner of any sale of all or any part of it and bid at any such sale, (iv) release any obligor under the Note or any of the other Loan Documents, including without limitation Borrower (each an “Obligor”) of its liability under any Loan Document, and/or (v) substitute, add or release any one or more guarantors or endorsers of the Loan Documents.

63. Waivers of Operating Tenant. Operating Tenant absolutely, unconditionally, knowingly, and expressly waives:

(a) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under this Deed of Trust and the Loan Documents to which it is a party or the creation or existence of any Indebtedness; (3) notice of the amount of the Indebtedness, subject, however, to the Operating Tenant’s right to make inquiry of the Beneficiary to ascertain the amount of the Indebtedness at any reasonable time; (4) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase Operating Tenant’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents to which the Operating Tenant is a party; (6) notice of any Event of Default; and (7) all other notices (except if such notice is specifically required to be given to Operating Tenant hereunder or under the Loan Documents to which the Operating Tenant is a party) and demands to which Operating Tenant might otherwise be entitled.

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(b) its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require the Beneficiary to institute suit against, or to exhaust any rights and remedies which the Beneficiary has or may have against, any Obligor or any third party, or against any collateral for the Indebtedness provided by any Obligor or any third party. Operating Tenant further waives any defense arising by reason of any disability or other defense (other than the defense that the Indebtedness shall have been fully and finally performed and indefeasibly paid) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of any Obligor in respect thereof.

(c) (1) any rights to assert against Beneficiary any defense (legal or equitable), set-off, counterclaim, or claim which the Operating Tenant may now or at any time hereafter have against any Obligor or any other party liable to the Beneficiary; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Indebtedness or any security therefor; (3) any defense the Operating Tenant has to performance hereunder, and any right the Operating Tenant has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of the Beneficiary’s rights or remedies against any Obligor; the alteration by the Beneficiary of the Indebtedness; any discharge of any Obligor’s obligations to the Beneficiary by operation of law as a result of the Beneficiary’s intervention or omission; or the acceptance by the Beneficiary of anything in partial satisfaction of the Indebtedness; and (4) the benefit of any statute of limitations affecting Trustor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to Trustor’s liability hereunder.

(d) Operating Tenant absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by any Beneficiary including any defense based upon an election of remedies by the Beneficiary under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election by any Beneficiary under Section 1111(b) of the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against an Obligor.

DEED OF TRUST AND SECURITY AGREEMENT – Page 58

(e) Pursuant to California Civil Code Section 2856(b):

(i) Operating Tenant waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Operating Tenant’s rights of subrogation and reimbursement against any Obligor by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

(ii) Operating Tenant waives all rights and defenses that the Beneficiary may have because the Indebtedness is secured by real property. This means, among other things: (1) Beneficiary may collect from an Obligor without first foreclosing on any real or personal property collateral pledged by any Obligor; and (2) if the Beneficiary forecloses on any real property collateral pledged by any Obligor: (A) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Beneficiary may collect from an Obligor even if Beneficiary, by foreclosing on the real property collateral, has destroyed any right Operating Tenant may have to collect from such Obligor. This is an unconditional and irrevocable waiver of any rights and defenses Operating Tenant may have because the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

DEED OF TRUST AND SECURITY AGREEMENT – Page 59

If any of the Indebtedness at any time is secured by a mortgage or deed of trust upon real property, Beneficiary may elect, in its sole discretion, upon a default with respect to the Indebtedness, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Deed of Trust and the Loan Documents, without diminishing or affecting the liability of Operating Tenant hereunder except to the extent the Indebtedness is repaid with the proceeds of such foreclosure. Operating Tenant understands that (a) by virtue of the operation of California’s antideficiency law applicable to nonjudicial foreclosures, an election by the Beneficiary nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Operating Tenant against any Obligor or other guarantors or sureties, and (b) absent the waiver given by Operating Tenant, such an election would prevent Beneficiary from enforcing this Deed of Trust and the Loan Documents to which Operating Tenant is a party against Operating Tenant. Understanding the foregoing, and understanding that Operating Tenant is hereby relinquishing a defense to the enforceability of this Deed of Trust and the Loan Documents to which Operating Tenant is a party, Operating Tenant hereby waives any right to assert against the Beneficiary any defense to the enforcement of this Deed of Trust and the Loan Documents to which Operating Tenant is a party, whether denominated “estoppel” or otherwise, based on or arising from an election by the Beneficiary nonjudicially to foreclose any such mortgage or deed of trust. Operating Tenant understands that the effect of the foregoing waiver may be that Operating Tenant may have liability hereunder for amounts with respect to which Operating Tenant may be left without rights of subrogation, reimbursement, contribution, or indemnity against any Obligor or other guarantors or sureties. Operating Tenant also agrees that the “fair market value” provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of Operating Tenant’s liability under this Deed of Trust and the Loan Documents to which Operating Tenant is a party.

DEED OF TRUST AND SECURITY AGREEMENT – Page 60

(f) Operating Tenant hereby absolutely, unconditionally, knowingly, and expressly waives: (i) any right of subrogation such Operating Tenant has or may have as against any Obligor with respect to the Indebtedness; (ii) any right to proceed against any Obligor or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which such Operating Tenant may now have or hereafter have as against any Obligor with respect to the Indebtedness; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of any Obligor.

WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, OPERATING TENANT HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, CALIFORNIA UNIFORM COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, 3605, 9504, 9505 AND 9507, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

Notwithstanding anything to the contrary in this Deed of Trust, except with respect to the obligations of Trustor set forth in Sections 4 (Impositions), 7 (Insurance), 42 (Nonrecourse), and this Section 63 (Waivers), for all purposes Operating Tenant shall not have any responsibility to perform or provide any obligation, covenant, representation or warranty under this Deed of Trust, except and only to the extent Beneficiary has accelerated the obligations secured by the Deed of Trust and Beneficiary reasonably determines that Operating Tenant’s performance of an such an excluded obligation or covenant is required in order for Beneficiary to realize upon all or any portion of the Security. Operating Tenant’s obligations under Section 42 shall be limited to acts or omissions which arise in connection with Operating Tenant’s duties under the Operating Lease. So long as no Event of Default shall have occurred and be continuing,

DEED OF TRUST AND SECURITY AGREEMENT – Page 61

nothing contained in this Section shall be construed so as to negatively affect Highland Hospitality Corporation’s continued qualification as a real estate investment trust under the Internal Revenue Code.

Except such arrangements in existence on the date hereof as approved by Beneficiary, Operating Tenant further agrees that it will not in the future operate any other hotels or similar projects whether under agreements similar to the Operating Lease or otherwise except as approved by Beneficiary in writing in its sole and absolute discretion.

64. Obligor’s Financial Condition. Operating Tenant assumes full responsibility for keeping informed of Obligor’s financial condition and business operations and all other circumstances affecting Obligor’s ability to pay and perform its obligations to Beneficiary, and agrees that Beneficiary shall have no duty to disclose to Operating Tenant any information which Beneficiary may receive about Obligor’s financial condition, business operations or any other circumstances bearing on Obligor’s ability to perform.

[SIGNATURES APPEAR ON THE NEXT PAGE]

DEED OF TRUST AND SECURITY AGREEMENT – Page 62

IN WITNESS WHEREOF, the Trustor has duly executed this Deed of Trust as a sealed instrument on the day and year first above written.

TRUSTOR:

HH PALM SPRINGS LLC, a Delaware limited liability company

By:	/s/ Douglas W. Vicari
Name:	Douglas W. Vicari
Title:	Vice President

OPERATING TENANT:

HHC TRS OP LLC, a Delaware limited liability company

By:	/s/ Douglas W. Vicari
Name:	Douglas W. Vicari
Title:	Vice President

DEED OF TRUST AND SECURITY AGREEMENT – Signature Page

STATE OF	Maryland	§
§
COUNTY OF	Montgomery	§

This instrument was acknowledged before me on July 6, 2005, by Douglas W. Vicari, Vice President of HH Palm Springs LLC, on behalf of said limited liability company.

( S E A L )	/s/ Sharon A. Rowe
Notary Public in and for
the above County and State

My Commission Expires:	Print Name of Notary:

10/01/08	Sharon A. Rowe

STATE OF	Maryland	§
§
COUNTY OF	Montgomery	§

This instrument was acknowledged before me on July 6, 2005, by Douglas W. Vicari, Vice President of HHC TRS OP LLC, on behalf of said limited liability company.

( S E A L )	/s/ Sharon A. Rowe
Notary Public in and for
the above County and State

My Commission Expires:	Print Name of Notary:

10/01/08	Sharon A. Rowe

DEED OF TRUST AND SECURITY AGREEMENT – Signature Page

EXHIBIT A

TO

DEED OF TRUST AND SECURITY AGREEMENT

Legal Description

All that certain real property situated in the County of Riverside, State of California, described as follows:

PARCEL A:

Lots 1 and Lettered Lots D and E of Amended Tract No. 20485, in the City of Palm Springs, County of Riverside, State of California, as per map recorded in Book 200 Pages 47 and 48 of maps, records of Riverside County, California;

More particularly described as follows:

Beginning at the Southeast corner of said Lot E; Thence along the South line of said Lot South 89°54’41” West 575.03 feet; Thence North 00°11’16” West 568.60 feet to the beginning of a nontangent curve concave Northwesterly having a radius of 70.00 feet and a radial to said curve of South 25°33’55” East; Thence Easterly along said curve through a central angle of 33°43’38” a length of 41.21 feet; Thence North 00°16’01” West 106.53 feet; to the beginning of a nontangent curve concave to the East having a radius of 70.00 feet and a radial to said curve South 89°43’59” West; Thence South along said curve though a central angle of 23°43’02” a length of 28.98 feet; Thence South 10°30’12” East 41.04 feet to the beginning of a curve concave to the West having a radius of 100.00 feet; Thence South along said curve though a central angle of 10°14’11” a length of 17.87 feet; Thence North 89°48’44” East 83.52 feet; Thence North 00°03’01” West 130.23 feet; Thence North 89°57’01” East 37.05 feet; Thence North 00°03’01” West 37.09 feet; Thence North 89°50’04” East 241.85 feet; Thence South 00°11’11” East 108.62 feet; Thence South 89°57’00” West 9.38 feet; Thence South 01°56’03” East 18.86 feet; Thence South 89°56’59” West 2.25 feet; Thence South 00°03’01” East 25.15 feet; Thence South 89°56’59” West 5.40 feet; Thence South 00°03’01” East 24.30 feet; Thence North 89°56’59” East 23.85 feet; Thence North 00°03’01” West 6.00 feet; Thence North 89°56’59” East 19.00 feet; Thence North 00°03’01” West 21.85 feet; Thence North 89°56’59” East 148.22 feet; Thence South 00°03’01” East 35.03 feet; Thence South 00°09’22” East 599.14 feet to the point of beginning.

Excluding therefrom all buildings and improvements now or hereafter located on said land.

PARCEL B:

All buildings and improvements now located on the land described in Parcel A hereinabove.

APN 009-612-726-7

DEED OF TRUST AND SECURITY AGREEMENT – EXHIBIT A- Page 1